EXHIBIT 4.1





                	GENERAL SIGNAL CORPORATION


              	SAVINGS AND STOCK OWNERSHIP PLAN























	As Amended and Restated October 17, 1996


	040997

	TABLE OF CONTENTS

ARTICLE									                            	   PAGE

	I	PURPOSE	                                    	I-1

	II	DEFINITIONS		                              II-1

	III	ELIGIBILITY AND MEMBERSHIP		              III-1

	IV	MEMBER ELECTED CONTRIBUTIONS		              IV-1

	V	EMPLOYER CONTRIBUTIONS		                     V-1

	VI	MEMBERS' ACCOUNTS		                         VI-1

	VII	INVESTMENT ELECTIONS		                    VII-1

	VIII	VESTING	                                VIII-1

	IX	IN SERVICE WITHDRAWALS		                    IX-1

	X	DISTRIBUTIONS AT TERMINATION OF EMPLOYMENT  		X-1

	XI	DISTRIBUTION OF EXCESS DEFERRALS		          XI-1

	XII	DISTRIBUTION OF EXCESS CONTRIBUTIONS		    XII-1

	XIII	DISTRIBUTION OF EXCESS AGGREGATE	       XIII-1
	    	CONTRIBUTIONS

	XIV	APPLICATION OF FORFEITURES		              XIV-1

	XV	TRUST		                                     XV-1

	XVI	ADMINISTRATION		                          XVI-1

	XVII	APPROVAL BY THE INTERNAL REVENUE SERVICE XVII-1

	XVIII GENERAL PROVISIONS   	                 XVIII-1

	XIX	AMENDMENT, TERMINATION AND MERGER		       XIX-1

	XX	TRANSFERS OF ACCOUNTS FROM OTHER PLANS	     XX-1

	XXI	TOP-HEAVY PROVISIONS                      XXI-1



	                       ARTICLE I
	                        PURPOSE


1.1	The purpose of the General Signal Corporation Savings and
Stock Ownership Plan is to encourage employees to make and continue careers with General Signal Corporation and its participating subsidiaries by providing eligible employees with an efficient and convenient way to save part of their income on a regular and long term tax-preferred basis, to strengthen their interest in the Company and its profitability by the investment of all Employer contributions and all Member Elected Contributions which the Member so directs in the Common Stock of General Signal Corporation, and to provide a supplemental source of retirement income.

1.2	The Plan was established effective January 1, 1976, and was
amended from time to time thereafter. The provisions of this restated Plan apply to all contributions made under the Plan with respect to all payrolls paid on or after this restatement. The provisions of the Plan as in effect from time to time prior to this restatement will continue to apply to all contributions made with respect to prior years, unless otherwise specifically provided.

1.3	The Plan as amended and restated and its related Trust are
intended to qualify as a plan and trust which meet the requirements of Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, as from time to time amended.




	                   ARTICLE II
	                   DEFINITIONS


2.1	When used in the Plan, the following terms, when capitalized, have the meanings set forth below:

	(a)	"Accounts" means the separate accounts maintained by
the Corporate Benefits Committee on behalf of each Member, pursuant to Section 6.1, to reflect the Member's interest in the Trust Fund.

	(b)	"Act" means the Employee Retirement Income Security Act
of 1974, as from time to time amended.

	(c)	"Beneficiary" means the person or persons designated by
the Member or otherwise determined in accordance with Section
18.8.

	(d)	"Corporate Benefits Committee" means the Corporate
Benefits Committee appointed to administer the Plan in accordance with Article XVI.

	(e)	"Board of Directors" means the Board of Directors of
the Company.

	(f)	"Code" means the Internal Revenue Code of 1986, as from
time to time amended. References to specific sections of the Code are deemed to be references to any comparable section or sections of any future legislation that amends, supplements or supersedes such sections.

	(g)	"Company" means General Signal Corporation, a New York
Corporation.

	(h)	"Compensation" means the amount which an Employee
receives as salary from the Employer including management incentive compensation, sales incentives and commissions, overtime pay, vacation pay, holiday pay, night shift bonus, as reported for federal income tax purposes, and before any reduction for Tax Deferred Contributions or for any salary deferred amounts not included in gross income pursuant to Section 125 of the Code, but excluding any payments under the Company's stock option plans or Long Term Incentive Compensation Plan, moving and living allowances, retainers, severance payments, any special payments made for services performed outside his regular duties and other special payments. Effective January 1, 1994, Compensation for any calendar year shall be limited to $150,000 (or such larger amount as may be determined by the Internal Revenue Service).

	(i)	"Continuous Employment" means the following:

		(1)	Continuous Employment is the number of full years,
completed months and days of service with the Controlled Group from the Employee's original date of hire to his severance from service date, including periods of layoff, leave of absence or other temporary breaks in service not in excess of 12 complete months. For this purpose, an Employee's "original date of hire" is the date on which he first performs an hour of service for which he is entitled to payment for the performance of duties for an Employer or a member of the Controlled Group; an Employee's
"severance from service date" is the earlier of the date on which the Employee quits, retires, is discharged, or dies, or the first anniversary of the first date of absence for any other reason (but only if the Employee returns to active employment within the authorized period of time). In determining whether an Employee has incurred a severance from service date, an absence from work for any period not in excess of 12-consecutive months which begins on or after January 1, 1985 (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee,
(iii) by reason of the placement of a child with the Employee in connection with the adopting of such child by such Employee, or
(iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, shall be treated as Continuous Employment for this purpose.

		(2)	Continuous Employment will be preserved during the
first 12 complete months following the last day of active employment, but not thereafter, and only if the Employee returns to active employment within the authorized period of time.

		(3)	If an Employee is absent from the service of the
Controlled Group because of service in the uniformed services of the United States and he returns to service with the Controlled
Group having applied to return while his reemployment rights were protected by law, the absence shall be included in his Continuous
Employment.

	(j)	"Controlled Group" means any company which is a member
of a controlled group of corporations (as defined in Section
414(b) of the Code) which also includes as a member the Employer;
any trade or business under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414 (o) of the Code. Notwithstanding the foregoing, for purposes of Section 6.3, the definitions in Sections 414(b) and (c) of the Code shall be modified by substituting the phrase "more than 50 percent" for the phrase "as least 80 percent" each place it appears in Section 1563(a)(1) of the Code.

	(k)	"Disability" means a Member's physical or mental
incapacity which continues for a period of 6 consecutive months and would entitle him to benefits under his Employer's disability plan, or for which disability benefits under the Social Security Act are payable.

	(l)	"Effective Date" means January 1, 1976.

	(m)	"Employee" means each person who is employed by an
Employer but does not include:

	(i)	a person who is neither a citizen nor a resident of the
United States and who receives no earned income from any Employer which constitutes income from sources within the United States,

	(ii)	any employee of an organization who becomes employed by
an Employer as a result of the acquisition of that organization by the Employer, unless and until the Human Resources Officer otherwise determines (for purposes of this Plan, the date of the acquisition will be considered the employee's date of hire unless the Human Resources Officer determines otherwise),

	(iii)any person included in a unit of employees who are covered by a collective bargaining agreement which does not expressly provide for participation in this Plan, or

	(iv)	a leased employee (as defined in Section 414(n) of the
Code; provided, however, that if a leased employee becomes an Employee, prior service as a leased employee shall be recognized for eligibility and vesting purposes.

(n)	"Employer" means the Company or any of its subsidiaries or
affiliates which may elect to participate in the Plan with the consent of the Human Resources Officer.

(o)	"Enrollment Date" means January 1, 1976, or the first day of any calendar quarter thereafter.

(p)	"Five percent owner" means with respect to a corporation, any person who owns (or is considered as owing within the meaning of section 318 of the code) more than 5% of the outstanding stock of the corporation, or stock possessing more than 5% of the total voting power of the corporation.

(q)	"Highly Compensated Employee" means for a Plan Year
commencing on or after January 1, 1997, any employee of the Controlled Group (whether or not eligible for membership in the
Plan) who
(1) was a Five Percent Owner for such Plan Year or the prior Plan
Year, or
(2)	for the preceding Plan Year received compensation (as defined in Section 414(q)(4) of the Code) in excess of $80,000, and, if the Employer so elects, was among the highest 20 percent of employees for the preceding Plan Year when ranked by such compensation paid for that year excluding, for purposes of determining the number of such employees, such employees as the Corporate Benefits Committee may determine on a consistent basis pursuant to Section 414(q) of the Code. The $80,000 dollar amount in the preceding sentence shall be adjusted from time to time for cost of living in accordance with Section 414(q) of the Code.

Notwithstanding the foregoing, employees who are nonresident aliens and who receive no earned income from the Controlled Group which constitutes income from sources within the United States shall be disregarded for all purposes of this Section.

The provisions of this Section shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

(r)	"Human Resources Officer" means the chief human resources
officer of the Company.

(s)	"Investment Committee" means the Investment Committee
provided for in Article XVI of this Plan.

(t)	"Investment Funds" means:

	(1)	The "Company Stock Fund" which is a fund for the
investment by the Trustee of Matching Contributions and designated
Member Elected 	Contributions in Stock, and
	(2) Such other funds which may be established from time to time by Investment Committee pursuant to Section 7.2 and the Trust Agreement for the investment of Member Elected Contributions.

(u)	"Matching Contributions" means the contributions made by the
Employers pursuant to Section 5.1. The portion of the Plan consisting of Matching Contributions (as adjusted for earnings and losses attributable thereto) constitutes an employee stock ownership plan as defined in Section 4975(e)(7) of the Code and a stock bonus plan as described in Section 401(a) of the Code. Such portion of this Plan is hereinafter referred to as the "ESOP".
The assets of the ESOP shall be invested primarily in qualifying employer securities as defined by Section 4975(e)(8) of the Code.

(v)	"Member" means an Employee who has satisfied the requirements for membership in the Plan specified in Article III. An individual will continue to be considered a Member until all Accounts maintained on his behalf have been either distributed or forfeited.

(w)	"Member Elected Contributions" means the Tax Deferred
Contributions and Taxed Contributions which a Member elects to have made under Article IV.

(x)	"Plan" means this General Signal Corporation Savings and
Stock Ownership Plan as it may be amended from time to time.

(y)	"Plan Year" means (i) the calendar year beginning on the
Effective Date and each calendar year thereafter prior to January 1, 1989, (ii) the period January 1, 1989 through November 30, 1989
(iii) commencing December 1, 1989 the 12-month period commencing on each December 1 and ending on the succeeding November 30 until November 30, 1991, (iv) the period December 1, 1991 through December 31, 1991 and (v) commencing January 1, 1992, the calendar year, and each calendar year thereafter.

(z)	"Retirement" means the Member's termination of service for
any reason with the Controlled Group on or after age fifty-five
(55).

	(aa)	"Stock" means the Common Stock, par value of $1.00 per
share, of the Company.

(bb)	"Tax Deferred Contributions" means contributions made under
Section 4.1 of this Plan at a Member's election pursuant to
Section 401(k) of the Code and which, as to a Member, are considered tax deferred under Section 401(k) of the Code, but in an amount not to exceed $7,000 (as adjusted under Section 402(g) of the Code) or such greater amount which may be permitted to be contributed to the Plan on a tax deferred basis under a qualified cash or deferred arrangement under Section 401(k) of the Code.

	(cc)	"Taxed Contributions" means Member contributions made
under this Plan which do 	not qualify for deferral under Section
401(k) of the Code.

(dd)	"Trust Agreement" means the instrument or instruments
executed between the Company and the Trustee or Trustees named therein which provides for the receiving, holding, investing, and disposing of the Trust Fund.

(ee)	"Trust Fund" means the assets of the Plan held by the Trustee or Trustees.

(ff)	"Trustee" means the trustee or trustees at any time acting
under the Trust Agreement or Trust Agreements.

(gg)	"Valuation Date" means the last business day of any calendar quarter on which the New York Stock Exchange is open for trading.

2.2	Gender. Except when otherwise indicated by the context, any
masculine terminology also includes the feminine.

	                    ARTICLE III
	            ELIGIBILITY AND MEMBERSHIP


3.1	Eligibility.  As of any Enrollment Date the individuals who
are eligible to participate in this Plan and become Members are all those who:

	(a)	are Employees and

	(b)	are receiving Compensation.

3.2	Membership.  An eligible Employee can become a Member on any
Enrollment Date only if:

	(a)	the person has elected to have either Tax Deferred
Contributions or Taxed Contributions made to the Plan as specified in Article IV,

	(b)	the person has signed the enrollment form prescribed by
the Corporate Benefits Committee and filed it with his Employer at least fifteen (15) days prior to his applicable Enrollment Date, and

	(c)	the person is still an Employee and receiving
Compensation on his Enrollment Date.

	                    ARTICLE IV
	          MEMBER ELECTED CONTRIBUTIONS

4.1	Tax Deferred Contributions.  A Member, unless he ceases to be an Employee, may elect to defer each pay period an amount equal to at least 3% but not more than 17% (only a whole percentage can be elected) of the Compensation which otherwise would have been paid to him during that period and have that amount contributed under the Plan on his behalf by his Employer as a Tax Deferred Contribu-tion; provided, however, that, even though the amount is not equal to a full percentage of Compensation, a Member may elect to make aggregate Tax Deferred Contributions of $7,000 (as adjusted under the provisions of Section 402(g)(5) of the Code), or such greater amount which may be permitted to be contributed to the Plan on a tax deferred basis under a qualified cash or deferred arrangement under Section 401(k) of the Code, in any taxable year; and further provided that such Tax Deferred Contributions shall not exceed the amount permitted to be contributed under the provisions of Section 415(c) of the Code or under the actual deferral percentage test under Section 401(k) (3)(A)(ii) of the Code and the regulations thereunder.

4.2	Taxed Contributions.  A Member may elect to make Taxed
Contributions for each pay period by payroll deductions in an amount equal to any whole number percentage of his Compensation not to exceed 10% of his Compensation subject to a minimum of 3% for a Member who has not elected any Tax Deferred Contributions. In addition, a Member's election of Tax Deferred Contributions shall automatically be treated as an election of Taxed Con-tributions (subject to the 10% limitation on Taxed Contributions) to the extent additional Tax Deferred Contributions may not be made by reason of the limitation set forth in Section 2.1(bb).

4.3	Aggregate Limitation on Tax Deferred Contributions and Taxed
Contributions.  Notwithstanding the foregoing provisions of
Section 4.1 and 4.2, the aggregate percentage of Tax Deferred Contributions and Taxed Contributions may not exceed 17%.
4.4	Change in Contribution Rate.  A Member may discontinue or
change his rate of Member Elected Contributions only as of an Enrollment Date by filing the appropriate notice with his Employer at least 15 days prior to the applicable Enrollment Date. A
Member may not have discontinued contributions made up, but may resume having contributions made as of any Enrollment Date by filing the enrollment election specified in Section 3.2.

4.5	Change in Employment Status.

	(a)	A Member who ceases to be an Employee, but who remains
in the employment of the Controlled Group, will have his Member
Elected Contributions automatically discontinued as of the date of change of employment status. Such Member's Elected Contributions may be resumed on any Enrollment Date after he again becomes an Employee by filing the enrollment election specified in Section
3.2, but discontinued contributions cannot be made up.

	(b)	No Member Elected Contributions will be made to the
Plan for any period in which the Member is not receiving
Compensation.

4.6	Payment of Member Elected Contributions to Trustee.  As soon as practicable, but in no event later than 15 days after the last day of each month, the Employers will pay to the Trustee the amount of each Member's Elected Contributions for each payroll paid in the month.

4.7	Modification of Member Elected Contributions to Satisfy Code
Requirements.

	(a)	In order to satisfy the deferral percentage limitations
imposed by Section 401(k)(3) of the Code or the actual contribution percentage limitation imposed by Section 401(m)(3) of the Code, the Corporate Benefits Committee may, at any time, in its sole discretion and without the prior consent of affected
Members respectively limit the percentage of Tax Deferred
Contributions and/or Taxed Contributions elected by either all Members or all Members who are Highly Compensated Employees. Such limitation will be imposed to the extent deemed necessary by the Corporate Benefits Committee.

		If any Member's Tax Deferred Contribution rate is limited pursuant to this Section or the limitation set forth in
Section 2.1(bb), the rate at which the Member has elected to make Taxed Contributions may be considered increased to the extent that his Tax Deferred Contribution rate has been decreased. A Member's Taxed Contributions for the Plan Year may not exceed 10% of the Member's Compensation for the Plan Year unless the Member is precluded by Section 6.3 from having any Tax Deferred Contribu-tions made to the Plan, in which case the Member's Taxed Contribu-tions will be limited to 13% of his Compensation for the Plan Year (any refund to the Member to comply with this limitation will be made as soon as practicable after the end of the Plan Year). In no event, however, shall a Member's Taxed Contributions exceed 10% of the Member's aggregate Compensation for all of the Plan Years of his participation in the Plan.

	(b)	For purposes of determining whether the Plan satisfies
the deferral percentage limitation imposed by Section 401(k)(3) of the Code,

		(1)	the actual deferral percentage specified in
Section 401(k)(3)(B) of the Code for each Member will be the ratio of the Tax Deferred Contribution allocated to the Member's
Accounts for the Plan Year to the Member's compensation which meets the requirements of Section 414(s) of the Code and the regulations thereunder for the Plan Year, and

		(2)	If an individual has not satisfied the eligibility
requirements set forth in Section 3.1 of this Plan during any part of the Plan Year, Compensation received by such person during that period will not be included in determining the person's "actual deferral percentage" within the meaning of Section 401(k)(3)(B) of the Code.

	(c)	All Member Elected Contributions are subject to the
limitations imposed in Section 6.3.
4.8	Contributions During Period Of Military Leave.
(a)	Without regard to any limitations on contributions set forth in this Article IV, a Member who is credited with Continuous Employment under the provisions of Section 2.1(i)(3) because of a period of service in the uniformed services of the United States, may elect to contribute to the Plan the Tax Deferred Contributions and Taxed Contributions that could have been contributed to the Plan in accordance with the provisions of the Plan had the person remained continuously employed by the Employer throughout such period of absence ("make-up contributions"). The amount of make-up contributions shall be determined on the basis of the Member's Compensation in effect immediately prior to the period of absence, and the terms of the Plan at such time. Any Tax Deferred Contributions and Taxed Contributions so determined shall be limited as provided in the preceding Sections of this Article IV and Sections 5.5 and 6.3 with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year in which payment is made. Any payment to the Plan described in this paragraph shall be made during the period, beginning with the date of reemployment or October 13, 1996, if later, whose duration is the lesser of three times the period of absence or five years. Earnings (or losses) on make-up contributions shall be credited commencing with the date the make-up contribution is made in accordance with the provisions of Article VI.

	(b)	With respect to a Member who makes the election
described in paragraph (a) above, the Employer shall make Matching Contributions on the make-up contributions in the amount described in the provisions of Sections 5.1, as in effect for the Plan Year to which such make-up contributions relate. Employer Matching Contributions shall be made during the period described in paragraph (a) above. Earnings (or losses) on Matching Contributions shall be credited commencing with the date the contributions are made in accordance with the provisions of
Article VI. Any limitations on Matching Contributions described in Sections 5.1, 5.5 or 6.3 shall be applied with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year or Years in which payment is made.

(c)	All contributions under this Section 4.8 are considered
"annual additions," as defined in Section 415(c)(2) of the Code, and shall be limited in accordance with the provisions of Section
6.3 with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year in which payment is made.



	                      ARTICLE V
	                EMPLOYER CONTRIBUTIONS


5.1	Matching Contributions.  On behalf of each Member in its
employ who has completed one year of Continuous Employment and is having Tax Deferred Contributions made to this Plan pursuant to
Section 4.1 or has contributed Tax Deferred Contributions on a year to date basis equal to 3% of his Compensation for the entire Plan Year (or who would have had Tax Deferred Contributions made on his behalf but for the limitations imposed in Sections 2.1 (bb)
4.1 or 6.3 of the Plan and who is making Taxed Contributions at the rate of at least 3% of his Compensation), as of any Enrollment Date, each Employer will make Matching Contributions to the Plan for each month, out of current or accumulated earnings and profits, equal to either 4% of each such Member's Compensation if such Member elected to invest at least 3% of such Member's Compensation for such period in the Company Stock Fund or 3% of each such Member's Compensation if such Member did not elect to invest at least 3% of such Member's Compensation for such period in the Company Stock Fund, less any amount of forfeitures then to be applied to reduce the Matching Contributions pursuant to
Section 14.1; provided, however, that no Matching Contributions shall be made with respect to Compensation for any period during which a Member's right to make Member Elected Contributions is suspended by reason of a withdrawal of matched Taxed Contributions (see Section 93). The Matching Contributions are made expressly conditional on the Plan satisfying the provisions of Sections 4.1 and 5.5. If any portion of the Tax Deferred Contributions or Taxed Contributions to which the Matching Contributions relate is returned to the Member under Article XI or XII, the corresponding Matching Contribution shall be forfeited and if any amount of the Matching Contribution is deemed an excess aggregate contribution under Article XIII, such amount shall be forfeited or distributed in accordance with the provisions of that Section.

5.2	Profit Requirement.  In the event that any Employer is
prevented from making its share of such Contributions it would be required to make as provided above because it has neither current nor accumulated earnings and profits, or because its current or accumulated earnings and profits are insufficient to make the required contribution, then the required Contribution or that portion of it in excess of the Employer's current or accumulated earnings and profits, if any, which the Employer is so prevented from making will be made for the Employer by the other Employers who have current or accumulated earnings and profits. If more than one of the other Employers has current or accumulated earnings and profits, then each such Employer will be charged and pay that portion of the prevented Contribution which bears the same ratio to the total prevented Contributions as that Employer's current or accumulated earnings and profits (adjusted for its own Contribution deductible for the concurrent period without regard to its share of the said prevented Contribution) bears to the total current or accumulated earnings and profits of all Employers having such earnings and profits (adjusted to their Contributions deductible without regard to their share of the prevented Contribution); and, in making this determination, current accumulated earnings and profits for such period shall be computed as of the close of the concurrent period without diminution by reason of any dividends during the concurrent period, and current accumulated earnings and profits shall be computed as of the beginning of the concurrent period. Notwithstanding the above provisions of this paragraph, with respect to any period for which a consolidated federal income tax return is to be filed for all Employers, any required Contribution which an Employer may be prevented from making may be made for such Employer by any one or more of the other Employers on the above basis or any other basis that the Company may determine. The provisions of this paragraph will apply only to those Employers under the Plan which are Members of the "affiliated group" including the Company as the term "affiliated group" is defined in Section 1504(a) of the Code.

5.3	Payment to the Trustee.  As soon as practicable after the end of each month, each Employer will pay or transfer to the Trustee the amount of its Matching Contributions for such month.

5.4	Plan Expenses.
	(a)	The expenses applicable to each Investment Fund,
including (i) investment management fees and (ii) all proper charges and disbursements incurred with respect to each Investment Fund (including brokerage fees, transfer taxes, consulting fees, and any other expenses related to each applicable Investment Fund) shall be paid out of the Trust Fund and allocated to and deducted from the Accounts of Members based on the Members' pro rata share of each applicable Investment Fund unless such expenses are paid directly by each Employer.

	(b)	Except for expenses applicable to each Investment Fund
(see Section 5.4(a)), all costs and expenses incurred in administering the Plan, including the fees and expenses of the Trustees and of counsel and other administrative expenses, shall be paid by each Employer.

	(c)	Taxes, if any, on assets held by the Trustee or on any
income derived therefrom, and which are payable by the Trustee, shall be paid out of the Trust Fund, and allocated to and deducted from the Accounts of Members based on the Members' pro rata share of all Investment Funds of the Trust Fund.

5.5	Limitations under Section 401(m) of the Code.  In no event
shall the Matching Contributions and Taxed Contributions exceed the limitations set forth in Section 401(m) of the Code and the regulations thereunder, including the multiple use of the alternative limitation under Section 401(m) (9) of the Code.

                     	ARTICLE VI
	                 MEMBERS' ACCOUNTS


6.1	Types of Accounts.  In addition to the Accounts maintained by the Corporate Benefits Committee with respect to Plan Years beginning before January 1, 1984, the Corporate Benefits Committee will establish and maintain on behalf of each Member:

	(a)	A Tax Deferred Contribution Account, to be credited
with the Member's Tax Deferred Contributions;

	(b)	A Taxed Contribution Account, to be credited with:

		(1)	the Member's Taxed Contributions,

		(2)	on January 1, 1984, the balances of the Member's

			 -  	Supplemental Contribution Account; and

			- 	Matured Basic Contribution Account, if any,
which were maintained under the Plan prior to 1984 (to the extent not withdrawn effective December 31, 1983), and

		(3)	on January 1, of 1985, 1986 and 1987, that balance
of the Member's Basic Contribution Account which will mature on the December 31 of the preceding year in accordance with the terms of the Plan as in effect prior to this restatement;

	(c)	A Matching Contribution Account, to be credited with
the Matching Employer Contributions allocated to the Member; and

	(d)	A Matured Stock Account, to be credited with Matching
Contributions when they become nonforfeitable in accordance with
Article VIII of this Plan or Article IX of the Plan as in effect prior to this restatement (to the extent not withdrawn effective December 31, 1983).

		All amounts will be credited to a Member's Accounts as of a Valuation Date and in the appropriate Investment Fund, in accordance with the Member's investment election made pursuant to
Article VII.

6.2	Valuation of Accounts.  As of each Valuation Date, the
Trustee will determine the net worth of the assets of each Investment Fund and report such value to the Investment Committee. In determining such net worth, the Trustee will evaluate the assets of each Investment Fund at their fair market value as of the Valuation Date and will deduct any liabilities or other amounts properly chargeable against each Investment Fund. The net worth of each Investment Fund will be allocated among the various Accounts of each Member in each Fund in the following manner:

	(a)	The opening balance in each Account in each Fund will
be determined by reducing the value of the Account as of the prior Valuation Date by any withdrawals or distributions made as of such prior Valuation Date;

	(b)	The dollar amount of Member Elected Contributions and
Matching Contributions due each Account since the prior Valuation
Date will be determined (the "current quarter contributions"); and

	(c)	The fair market value of each Fund on the Valuation
Date as of which the determination is being made will be apportioned to each Member's Accounts in each Fund based on rate of return factors developed separately for the opening balances in all of the Accounts in the Fund and the current quarter contributions credited to all such Accounts.

6.3	Limitations Imposed Under Section 415 of the Code.
	(a)	The provisions of this Section 6.3 supersede all other
provisions of this Plan.

	(b)	The total Account Addition of any Member for any
calendar year may not exceed the lesser of:

		(1)	$30,000, is adjusted pursuant to Section 415(d) of
the Code, or set forth in Section 415(b)(1) of the Code as in effect for the applicable calendar year), or

		(2)	25% of the Member's total compensation for such
calendar year. For this purpose, a Member's compensation is equal to his Compensation, except for calendar years commencing prior to January 1, 1998, his Tax Deferred Contributions and any salary deferral amounts which were included in gross income under Section
125 of the Code shall not be included in Compensation.

	(c)	The term "Account Addition" means the sum of the
following amounts allocated to a Member's Accounts for any calendar year:

		(1)	The Matching Contributions,

		(2)	the Member's Tax Deferred Contributions,

		(3)	the Member's Taxed Contributions,

		(4)	contributions allocated to any individual medical
account (as defined in Section 415(1)(2) of the Code) which is part of a defined benefit plan maintained by the Employer, and

		(5)	if the Member is a Key Employee (within the
meaning of Section 21.2(c) hereof), amounts attributable to medical benefits allocated to an account established for such Member in accordance with Section 419A(d) of the Code.

	For purposes of this paragraph (c), any Taxed Deferred Contributions distributed under Article XII, and any Matching Contributions or Taxed Contributions distributed or forfeited under the provisions of Article XI, XII or XIII shall be included in the annual addition for the year allocated.

	(d)	The Corporate Benefits Committee will apply the
limitation set forth in this Section 6.3 by taking into account the Account Additions under any other qualified defined contribution plan maintained by the Controlled Group. With respect to calendar years commencing prior to January 1, 2000, if any Member also participates in any defined benefit plan maintained by the Controlled Group, the sum of a Member's defined benefit plan fraction for such year as defined in Section 415(e)(2) of the Code and such Member's defined contribution plan fraction for such year as defined in Section 415(e)(3) of the Code will not exceed 1.0. In the event the sum of such fractions would exceed l.0, the Member's retirement benefit under such defined benefit plan shall automatically be reduced by the amount required in order that the sum of such fractions shall not exceed l.0.

	(e)	If amounts which would otherwise be allocated to a
Member's Accounts must be reduced to satisfy paragraph (b), the reduction will be made in the following order, but only to the extent necessary:

		(1)	The Member's unmatched Taxed Contributions shall
be reduced to the extent necessary. The amount of the reduction shall be returned to the Member, together with any earnings on the contributions to be returned.

		(2)	The Member's unmatched Tax Deferred Contributions
shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Member together with any earnings on the contributions to be returned.

		(3)	The Member's matched Taxed Contributions and
corresponding Matching Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Member's matched Taxed Contributions shall be returned to the Member, together with any earnings on those contributions to be returned, and the amount attributable to the Matching
Contributions shall be forfeited and used to reduce subsequent contributions payable by the Employer.

 		(4) The Member's matched Tax Deferred Contributions and corresponding Matching Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Member's matched Tax deferred Contributions shall be returned to the Member together with any earnings on those contributions to be returned, and the amount attributable to the Matching
Contributions shall be forfeited and used to reduce subsequent contributions payable by the Employer.


                        	ARTICLE VII
    	              INVESTMENT ELECTIONS


7.1.	Company Stock Fund.
	(a)	Subject to Section 7.1(d), Matching Contributions must
be invested in Stock, but they may be invested in short term obligations of the United States government and other investments of a short-term nature, including commercial paper, pending investment in Stock.

	(b)	Subject to Section 7.1(c), cash dividends and cash
proceeds of any other distributions received on the Stock will be reinvested in the same manner. The shares of Stock from time to time required for the purposes of this Plan will be acquired by the Trustee by purchase in the open market, or, if directed by the Company, by contribution in kind or by purchase privately from the Company or any other person at a price per share equal to the closing price per share at which the shares of Common Stock of the Company were sold on the New York Stock Exchange on the last business day preceding the day of the purchase; it being under-stood that shares purchased from the Company may be either treasury shares or authorized but unissued shares, if the Company shall make such shares available for the purpose, and that the Trustee in its discretion may refrain from making purchases in the open market whenever in the light of current market conditions it deems such refraining to be in the best interests of the Members and beneficiaries in the Plan.

	(c)	Notwithstanding the provisions of Section 7.1(b), the
Investment Committee may, in its discretion, elect to have all cash dividends received on the Stock by the ESOP be distributed in cash to Members or their Beneficiaries, as the case may be. Such distribution shall be in an amount attributable to the shares of Stock held for each such Member or Beneficiary in such Member's or Beneficiary's Accounts, whether or not the Member is vested in such shares at the time of such payment. Distribution shall be made not later than 90 days after the close of the Plan Year in which the dividends are paid. All such dividends are nonforfeitable to the Member or Beneficiary when distributed, even when they are paid with respect to shares of Stock in which the Member or Beneficiary has not attained a nonforfeitable interest as of the date of such distribution.

	(d)	A Member may transfer part or all of the balance of his
Matching Contribution Account which represents the amount of the company matching contributions previously made to either the Best
Power Technology, Inc. Retirement Investment Plan and Trust or the Retirement Savings Plan for Employees of Data Switch Corporation to another Investment Fund as of the last day of any calendar quarter on 15 days' notice of such transfer to the Corporate
Benefits Committee.

	(e)	A Member who shall have attained age 55 and shall have
had at least five years of Continuous Employment may transfer part or all of the balance of his Matching Contribution Account in his Company Stock Fund to another Investment Fund as of the last day of any calendar quarter on 15 days' notice of such transfer to the Corporate Benefits Committee.

7.2	Funds for Member Elected Contributions.

	(a)	All Members' Elected Contributions will be invested in
the Investment Funds selected by the Member in 25% increments, at the time he files the election specified in Section 3.2, from the Funds which are made available from time to time by the Investment Committee for that purpose; provided, however, that if the Member elects to invest 3% of such Member's Compensation in the Company
Stock Fund pursuant to Section 5.1, the applicable 25% increments shall apply to any additional Member Elected Contributions. All Members' Elected Contributions will be credited to their Accounts in the respective Investment Funds. In addition to the Company
Stock Fund, the Investment Committee shall establish at least three alternative Investment Funds. All dividends, interest, gains and losses of each Investment Fund will be reinvested in that Investment Fund and credited to the Member's Accounts as of the applicable Valuation Date. The Corporate Benefits Committee will from time to time inform the Members of the Investment Funds provided under the Trust and specify all rules governing the investment by Members in such Funds.

	(b)	The making of an election of an Investment Fund is the
sole responsibility of each Member. Neither the Trustee, the Investment Committee, the Corporate Benefits Committee, any
Employer nor any of their officers, directors, or supervisors are authorized or permitted to advise a Member as to the election of any Investment Fund or Funds or the manner in which his Accounts ought to be invested.

	(c)	A Member may change his investment election for future
Member Elected Contributions as of the first day of any calendar quarter on 15 days' notice of such change to the Corporate
Benefits Committee, which notice shall specify the new investment election.

	(d)	A Member may transfer part or all of the balance in his
Accounts in any Investment Fund to one or more other Investment
Funds as of the last day of any calendar quarter on 15 days' notice of such transfer to the Corporate Benefits Committee.

 7.3	Distributions.

	(a)	Withdrawals and distributions from the Trust Fund will
be charged to the Member's Accounts in each Fund. The Corporate
Benefits Committee may establish rules and regulations and accounting conventions to determine the particular Account and Fund to be charged in the case of a withdrawal or distribution of less than the entire balances in all of a Member's Accounts in all Funds.

	(b)	The distributable amount in a Member's Account in each
Fund will be determined on the basis of the value of such Account on the Valuation Date coincident with or next preceding the date on which the distribution is effected.

	(c)	All withdrawals and distributions will be made in cash;
provided, however, that, with respect to a distribution under
Article IX or X, a Member may elect to have his distribution paid in the form of Stock (with fractional shares to be paid in cash) to the extent of his vested interest in the Company Stock Fund.

      	                   ARTICLE VIII
	                             VESTING


8.1	Vesting in Matching Contributions.  A Member's rights to the
Matching Contributions credited to his Matching Contribution
Account will become nonforfeitable on the first to occur of:

	(a)	December 31 of the third full calendar year after the
calendar year for which the Matching Contributions were made,

	(b)	the Member's completion of five years of Continuous
Employment,

	(c)	the Member's Retirement,

	(d)	the Member's death,

	(e)	the Member's termination of service with the Controlled
Group by reason of Disability, or

	(f)	Termination of the Plan, partial termination of the
Plan which directly affects the Member, or complete discontinuance of Matching Contributions.

	For vesting purposes, Continuous Employment shall include any period of service as an employee with any employer which becomes or is consolidated with or merged into, or whose stocks or properties are acquired by an Employer.

	As a Member's rights to Matching Contributions become nonforfeitable each December 31 or otherwise, these Contributions and any related earnings and losses will be transferred to his Matured Stock Account.

 8.2	Termination of Employment and Transfer Prior to Vesting.

	(a)	If a Member's employment with the Controlled Group
terminates and he is not reemployed before incurring five consecutive 1-year breaks in service (as defined in Section 10.3), the balance of his Matching Contributions Account will be forfeited as of December 31 of the calendar year in which occurs the fifth such consecutive 1-year break in service and will be applied as provided in Section 14.1, unless the Member elects pursuant to Section 10.2 (a) or (c) not to receive a distribution from the Plan until after his rights become nonforfeitable.

	(b)	A Member transferred to a non-participating subsidiary
or affiliate of the Company or who otherwise ceases to be an Employee without termination of his employment by an Employer or the Controlled Group will continue to be deemed a Member of the Plan for purposes of vesting of his Matching Contribution Account for as long as he remains an employee of the Controlled Group.

8.3	Vesting in Member Elected Contributions.  Each Member is at
all times 100% vested in the value of his Member Elected
Contribution Accounts.

	                        ARTICLE IX
	                 IN SERVICE WITHDRAWALS

9.1	Elections to Withdraw Funds and Payment.  All withdrawal
requests for Members who are actively employed must be made on the form prescribed by the Corporate Benefits Committee, specifying the amount to be withdrawn. Each Member will be entitled to two withdrawal requests per calendar year. All withdrawals will be made as of the Valuation Date which follows by at least 15 days the date on which the Corporate Benefits Committee receives notice of the withdrawal, but the Corporate Benefits Committee may, in its sole discretion, impose from time to time such other restrictions or conditions on withdrawals as it deems necessary to preserve the integrity of the Trust Fund. Payment to a Member will be made in a lump sum in cash as soon after the Valuation Date as practicable; provided, however, that a Member may elect to have his distribution paid in the form of Stock (with fractional shares to be paid in cash) to the extent of his interest in the Company Stock Fund.

9.2	Order of Withdrawals.  All withdrawals by Members prior to
termination of employment with the Controlled Group will be charged to a Member's Accounts in the order and under the conditions, if any, which follow:

	(a)	First, to the Member's Taxed Contribution Account,

	(b)	Second, to the Member's Matured Stock Account; pro-
vided, however, that a Member who has not been a Member for at least 60 months prior to the effective date of a withdrawal may not withdraw amounts attributable to Matching Contributions made less than 24 months prior to the effective date of the withdrawal,

	(c)	Third, to the Member's Tax Deferred Contribution
Account if the withdrawal is after such Member has attained 59 1/2 without proof of hardship, and


	(d)	Fourth, to the Member's Tax Deferred Contribution
Account if the withdrawal is on account of hardship and is approved by the Corporate Benefits Committee; provided, however, that on and after January 1, 1989, only the amount of the Tax Deferred Contributions (but no earnings thereon) may be included in a hardship withdrawal. The Corporate Benefits Committee may authorize a hardship withdrawal only if (i) the Member certifies that he requires financial assistance to meet an immediate and heavy financial need and other resources are not reasonably available to meet the need incurred or to be incurred in the near future with respect to his health or welfare or that of his immediate family (such as for the purchase of a principal residence for the Member, medical expenses not covered by insurance, payment of tuition, and related educational fees and room and board expenses for post-secondary education for the Member, his spouse or children or payment of amounts necessary to prevent the eviction of the employee from his principal residence or foreclosure on the mortgage of the employee's principal residence), and (ii) the Member certifies to the precise amount required to satisfy the hardship. A Member shall furnish evidence of hardship satisfactory to the Corporate Benefits Committee which will be determined on a nondiscriminatory basis uniformly applicable to all Members similarly situated. A withdrawal may be authorized only to the extent necessary to satisfy the hardship. The Corporate Benefits Committee's decision shall be final and binding on the Member.

9.3	Withdrawal of Matched Taxed Contributions.  If a Member
withdraws any Taxed Contributions that are matched by the Employer and such Taxed Contributions have not been held by the Plan for at least two years, his right to make Member Elected Contributions shall be suspended for a period of three months.



9.4	Additional Rules.  The Corporate Benefits Committee may
prescribe from time to time such additional rules with respect to withdrawals (including restricting a Member's right to make Member Elected Contributions) as it deems appropriate to further the purposes of the Plan, but no such rules will cause the forfeiture of vested Accounts.

9.5	Loans.  Pursuant to rules and regulations established by the
Corporate Benefits Committee, loans may be made pursuant to the Plan which shall be charged against a Member's Accounts. Such loans may not exceed the balance in such Accounts, excluding, for this purpose, those amounts attributable to Matching
Contributions, whether vested or unvested. In connection with such loans, the rules and regulations shall (a) provide for the securing of such loans by, among other things, the value of the Member's Accounts, (b) provide a reasonable rate of interest, (c) set forth the maximum loan term, (d) establish any minimum and maximum amounts, (e) provide a fixed repayment schedule (including payroll deductions), and (f) establish such other requirements as the Corporate Benefits Committee shall deem appropriate. Loans shall be available to all Members on a non-discriminatory basis.


	                        ARTICLE X
      	DISTRIBUTIONS AT TERMINATION OF EMPLOYMENT


10.1	Distributions on Account of Retirement, after Completion of
Five Years of Continuous Employment, Disability or Death. Upon a Member's termination of service by reason of Retirement, after completion of five years of Continuous Employment, Disability or upon a Member's death, there will be distributed to him (or in the case of his death, to his Beneficiary), in accordance with Section 10.4, the balance of his Accounts determined as of the Valuation Date coincident with or next following such termination of service or death in accordance with Section 10.7. Such distribution shall commence as soon as practicable following such Valuation Date.

10.2	Other Distributions.  When a Member terminates employment
with the Controlled Group for reasons other than Retirement, after completion of five years of Continuous Employment, death or Disability, he must elect subject to Section 10.7 either,

	(a)	to make one last in-service withdrawal of all or part
of his Taxed Contribution Account and his Matured Stock Account (provided he had made no more than one previous withdrawal during the year) and leave the balance of his Accounts in the Plan until his rights to all Matching Contributions have become nonforfeitable in accordance with Section 8.1; or

	(b)	to receive the balance of all of his Accounts but not
the balance of his Matching Contribution Account, determined as of the Valuation Date which coincides with or immediately follows the date of his termination of employment, and forfeit his Matching Contribution Account pursuant to Section 8.2 (subject to the restoration provisions of Section 10.3); or

	(c)	to defer receipt of all amounts until his rights to all
Matching Contributions which were credited to his Matching
Contribution Account on the date of his termination of employment become nonforfeitable in accordance with Section 8.1. If deferral is elected the amount distributable to the Member will be the balance of all of his Accounts, determined as of the Valuation
Date which coincides with or immediately follows the date on which all of his Matching Contributions become nonforfeitable.

	A Member electing to defer receipt of his Accounts at termination under (a) or (c) above may nevertheless elect at some subsequent date, before all Matching Contributions have become nonforfeitable, to receive the balance of all his Accounts together with all Matching Contributions which at that date have become nonforfeitable. Such distribution will result in a forfeiture of the balance of his Matching Contribution Account pursuant to Section 8.2 (subject to the restoration provisions of Section 10.3).

10.3	Restoration of Forfeitures.  A Member may restore account
balances which are forfeited under Sections 8.2(a) and 10.2(b) of the Plan by repaying the amount withdrawn by or distributed to him which caused the forfeiture. Repayment may be made at any time prior to the earlier of (i) December 31 of the fifth calendar year after the calendar year in which the withdrawal or distribution was made or (ii) the date on which the Member incurs his fifth consecutive 1-year break in service commencing after the withdrawal or distribution. For purposes of the preceding sentence, a 1 - year break in service means a 12-consecutive month period beginning on the severance from service date and ending on each anniversary thereof, provided that during such 12-consecutive month period the Employee does not perform an hour of service for which he is paid or entitled to payment for the performance of duties for an Employer or a member of the Controlled Group.

The amount of a Member's repaid withdrawal will be credited to the Member's Account as of the Enrollment Date which follows receipt by the Trustee of such repayment. The restoration of forfeited amounts will be effected as of such Enrollment Date by credit to the Member's Matching Contribution Account of Stock having a fair market value at the Enrollment Date equal to the fair market value at the date of forfeiture of the Stock forfeited by reason of the withdrawal. Repaid withdrawals will be invested in accordance with a new investment election filed by the Member with the Corporate Benefits Committee. A Member's restored Matching Contribution Account will be nonforfeitable on December 31 of the calendar year determined as follows: to the calendar year in which the Member's Contribution Account would have matured (had the forfeiture not occurred) will be added the number of calendar years during any part of which the withdrawn contributions were not repaid.

The repayment of withdrawn contributions and the restoration of forfeited amounts will not be considered in the Account
Addition as defined in Section 6.3.

10.4	Methods of Payment.

	(a)	Distributions from the Plan will be paid as follows:

	     	(i)	Death.
			Any distribution of Accounts in the event of death of a Member will be made by a single payment to his Beneficiary consisting of cash and Stock credited to his Accounts unless the Member has elected an alternate method of payment pursuant to subsection 10.4(a)(v), in which event the Member's remaining interest in his Accounts will be distributed in accordance with the method of payment being used as of the date of the Member's death.

	    	(ii)	Disability
			Any distribution of Accounts in the event of Disability of a Member while in the service of the Controlled
Group will be made by a single payment to the Member consisting of cash and Stock credited to his Accounts.

		(iii)	Termination after Completion of Five Years of
Continuous Employment.
			Any distribution of Accounts on account of termination of service after completion of five years of Continuous Employment will be made by a single payment to the Member consisting of cash and Stock credited to his Accounts.

	   	(iv)	Termination of Service Prior to Age 55.
			Any distribution of Accounts on account of termination of service prior to age 55 pursuant to Section 10.2 will be made by a single payment to the Member consisting of cash and Stock credited to his Accounts.

		(v)	Retirement.
			Any distribution of the Member's Tax Deferred and Taxed Contribution Accounts on account of Retirement as defined in
Section 2.1(z) will be made, subject to subsection 10.4(b), in one of the following ways selected by the Member, provided, however, that if such Accounts total less than $10,000 the distribution will be made only in one lump sum:

			(1)	in one lump sum;

			(2)	in installments over a period not exceeding
ten years; or

				(3)	in the form of a non-commutable and non-
assignable annuity but only if a group annuity contract constitutes a part of the Trust Fund. Any such annuity shall be in such form that more than 50% of its actuarial value at its commencement date is attributable to payments to be made to the Member himself, unless the annuity is payable for a period not extending beyond the life expectancy of the Member and his spouse.
 Notwithstanding the foregoing, the annuity option pursuant to this Section 10.4(a)(v)(3) shall not be available in the case of a Member who has any loan outstanding pursuant to Section 9.5.

		No form of distribution permitted under this Section 10.4(a) shall provide for payments over a period exceeding (i) the life of the Member, (ii) the life expectancy of the Member, (iii) the joint lives of the Member and his designated Beneficiary, or
(iv) the joint life and last survivor expectancy of the Member and his designated Beneficiary (redetermined annually if the Member's spouse is his designated Beneficiary).

	(b)	If the Member elects to receive an annuity pursuant to
Section 10.4(a)(v)(3), then any distribution (except distribution in Stock) made to a Member who is married on the distribution date will be made in the form of a Qualified Joint and Survivor Annuity unless the Member elects otherwise in the manner described below. A Qualified Joint and Survivor Annuity is an annuity which
(i) has an actuarial value equivalent to the amount of the Member's distribution (less the value of the Stock distributed) and (ii) provides for a distribution during the Member's life commencing on the date of his Retirement, with the provision that after his death (whether before or after commencement of benefit payments to him) distribution at a rate equal to 50% of the rate of the distribution during his life (or which would have been made during his life had payments commenced on the first day of the month next succeeding that in which his death occurs) shall be paid during the life of, and to, his spouse provided his spouse survives him.

		A Member may elect by written notice to the Corporate Benefits Committee, at any time during the election period (and after having received from the Corporate Benefits Committee a written notice of the availability of such election and the avail-ability upon request of a written explanation of the effect of receiving a distribution in the form of a Qualified Joint and Survivor Annuity pursuant to this Section 10.4) to receive a distribution in the form of an annuity other than the Qualified
Joint and Survivor Annuity, but only if his spouse consents to such election in a writing that acknowledges the effect of such election and that is witnessed by a notary public or Plan repre-sentative. The election period will begin 90 days prior to the commencement of payment of a benefit which could be paid in the form of an annuity to the Member hereunder and will end on the date of commencement of payment of such benefits. If the Member requests during the election period a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity and the financial effect upon the Member's benefits (in terms of dollars per annuity payment) of making an election not to take the same, payment of benefits in any other form will be delayed until the 90th day after such written explanation is given, and the Member's request for such an explanation shall constitute an election that commencement of payment of benefits shall be so delayed. The Corporate Benefits Committee will notify each Member who elects to receive an annuity not later than 7 days after commencement of the election period of his right to request the written explanation referred to above. The written explanation will in all cases be provided to the Member within 7 days after receipt of his request therefor. The election in writing will be revocable until the election period has expired and shall clearly indicate the Member's election to receive his benefit hereunder in a form other than that of a Qualified Joint and Survivor Annuity.

10.5	Withholding of Taxes.  Income taxes will be withheld from
distributions and withdrawals as required under applicable laws.

10.6	Restrictions on Cashouts.  Unless a Member consents to the
distribution of his Accounts in accordance with the provisions of
Section 10.1 or 10.2, as applicable, if the nonforfeitable amount credited to such Member's Accounts exceeds $3,500, the distribution shall not commence prior to the Member's attainment of age 62.

10.7	Elections for Distributions and Payment.  All distribution
requests by Members must be made on the form prescribed by the Corporate Benefits Committee. All distributions will be made as of the Valuation Date which follows by at least 15 days the date on which the Corporate Benefits Committee receives notice of the distribution. Payment to a Member will be made in a lump sum in cash as soon after the Valuation Date as practicable; provided, however, that a Member may elect to have his distribution paid in the form of Stock (with fractional shares to be paid in cash) to the extent of his interest in the Company Stock Fund.

10.8	Waiver Of Notice Period.  Except as provided in the following sentences, if the value of the vested portion of a Member's
Accounts exceeds $3,500, an election by the Member to receive a distribution shall not be valid unless the written election is made (a) after the Member has received the notice required under
Section 1.411(a)-11(c) of the Income Tax Regulations and (b) within a reasonable time before the effective date of the commencement of the distribution as prescribed by said regulations. If a distribution is one to which Sections
401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(i)	the Corporate Benefits Committee clearly informs the Member
that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii)	the Member, after receiving the notice under Sections 411 and
417, affirmatively elects a distribution.

	If the distribution is one to which Sections 401(a)(11) and 417 of the Code do apply, a Member may, after receiving the notice required under Sections 411 and 417 of the Code, affirmatively elect to have his benefit commence sooner than 30 days following his receipt of the required notice, provided all of the following requirements are met:

(i)	the Corporate Benefits Committee clearly informs the Member
that he has a period of at least 30 days after receiving the notice to decide when to have his benefit begin and, if applicable, to choose a particular optional form of payment;

(ii)	the Member affirmatively elects a date for benefits to begin and, if applicable, an optional form of payment, after receiving the notice;

(iii)	the Member is permitted to revoke his election until the
later of his benefit commencement date or seven days following the day he received the notice;

(iv)	the Member's benefit commencement date is after the date the notice is provided; and

(v)	payment does not commence less than seven days following the day after the notice is received by the Member.

10.9	Age 70 1/2 Required Distribution.  Notwithstanding any
provisions of the Plan to the contrary, if a Member is a Five Percent Owner, distribution of the Member's Accounts shall begin no later than the April 1 following the calendar year in which he attains age 70 1/2. No minimum distribution payments will be made to a Member while in service under the provisions of Section
401(a)(9) of the Code on or after January 1, 1997 if the Member is not a Five Percent Owner and attains age 70 1/2 in 1996 or later. Such Member may, however, elect to receive in-service withdrawals in accordance with the provisions of Article IX while he remains in service.

	In the event a Member, other than Member who is a Five Percent Owner, was receiving minimum distribution payments while in service in accordance with the provisions of Section 401(a)(9) of the Code on December 31, 1996, the Member may elect to suspend payments due on and after April 1, 1997 while he remains in service in accordance with such uniform rules as the Corporate Benefits Committee shall adopt.

10.10	  Distribution Limitation.  Notwithstanding any other
provision of this Article X, all distributions from this Plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of
Section 401(a)(9)(G) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code.


	                     ARTICLE XI
	          DISTRIBUTION OF EXCESS DEFERRALS


11.1	In General.  Notwithstanding any other provision of the Plan,
Excess Deferral Amounts and income allocable thereto shall be distributed no later than April 15, 1988, and each April 15 thereafter to Members who claim such Allocable Excess Deferral
Amounts for the preceding calendar year.

11.2	Definitions.  For purposes of this Article XI, "Excess
Deferral Amount" shall mean the amount of Tax Deferred
Contributions for a calendar year that the Member allocates to this Plan pursuant to the claim procedure set forth in Section
11.3.

11.3	Claims.  The Member's claim shall be in writing, shall be
submitted to the Corporate Benefits Committee no later than March 1; shall specify the Member's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Member's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, exceeds the limit imposed on the Member by
Section 402(g) of the Code for the year in which the deferral occurred.

11.4	Maximum Distribution Amount.  The Excess Deferral Amount
distributed to a Member with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferral, shall in no event be less than the lesser of the Member's account under the Plan or the Member's Tax Deferred Contributions for the calendar year. To the extent the Excess Deferral Amount was matched by Matching Contributions, the Matching Contributions, adjusted for gains or losses, shall be forfeited.


                       	ARTICLE XII
	        DISTRIBUTION OF EXCESS CONTRIBUTIONS


12.1	In General.  Notwithstanding any other provision of the Plan,
Excess Contributions and income allocable thereto shall be distributed no later than the last day of each Plan Year beginning after December 31, 1987, to Members on whose behalf such Excess
Contributions were made for the preceding Plan Year.

12.2	Excess Contributions.  For purposes of this Article XII,
"Excess Contributions" shall mean the amount described in Section
401(k)(8)(B) of the Code.

12.3	Determination of Income.  The income allocable to Excess
Contributions shall be determined by multiplying income allocable to the Member's Tax Deferred Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contribution on behalf of the Member for the preceding Plan Year and the denominator of which is the Member's account balance attributable to Tax Deferred Contributions on the last day of the preceding Plan Year.

12.4	Maximum Distribution Amount.  The Excess Contributions which would otherwise be distributed to the Member shall be adjusted for income; shall be reduced, in accordance with regulations, by the amount of Tax Deferred Contributions distributed to the Member; shall, if there is a loss allocable to the Excess Contributions, in no event be less than the lesser of the Member's account under the Plan or the Member's Tax Deferred Contributions for the Plan Year. In the event the Excess Contributions were matched by Matching Contributions, those Matching Contributions, adjusted in gain or losses, shall be forfeited.

	                      ARTICLE XIII
	     DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS


13.1	In General.  Excess Aggregate Contributions and income
allocable thereto shall be forfeited, if otherwise forfeitable under the terms of this Plan, or if not forfeitable, distributed no later than the last day of each Plan Year beginning after December 31, 1987, to Members to whose accounts Taxed Contributions or Matching Contributions were allocated for the preceding Plan Year.

13.2	Excess Aggregate Contributions.  For purposes of this Article
XIII, "Excess Aggregate Contributions" shall mean the amount described in Section 401(m)(6)(B) of the Code.

13.3	Determination of Income.  The income allocable to Excess
Aggregate Contributions shall be determined by multiplying the income allocable to the Member's Taxed Contributions and Matching Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Member for the preceding Plan Year and the denominator of which is the sum of the Member's account balances attributable to Taxed Contributions and Matching Contributions on the last day of the preceding Plan Year.

13.4	Maximum Distribution Amount.  The Excess Aggregate
Contributions to be distributed to a Member shall be adjusted for income, and, if there is a loss allocable to the Excess Aggregate Contribution, shall in no event be less than the lesser of the Member's account under the Plan or the Member's Taxed Contributions and Matching Contributions for the Plan Year.

13.5	Accounting for Excess Aggregate Contributions.  Excess Aggre-
gate Contributions shall be distributed from the Member's Taxed Contribution Account, and forfeited if otherwise forfeitable under the terms of the Plan (or, if not forfeitable, distributed) from the Member's Matching Contribution account in proportion to the Member's Taxed Contributions and Matching Contributions for the
Plan Year.

13.6  Allocation of Forfeitures.

	(a)	Amounts forfeited by Highly Compensated Employees under
this Article XIII shall be:

		(i)	Treated as Account Additions under Section 6.3 and
either;

		(ii)	Applied to reduce employer contributions if
forfeitures of Matching Contributions under the Plan are applied to reduce employer contributions; or

		(iii)	Allocated, after all other forfeitures under the
Plan, and subject to Section 13.6(b), to the same Members and in the same manner as such other forfeitures of Matching Contribu-tions, are allocated to other Members under the Plan.

	(b)	Notwithstanding the foregoing, no forfeitures arising
under this Article XIII shall be allocated to the account of any Highly Compensated Employee.

                       	ARTICLE XIV
	            APPLICATION OF FORFEITURES


14.1	Any amount which is forfeited by a Member pursuant to
Sections 8.2(a), 10.2(b), 11.4, 12.4, 13.5 and 18.7 will be
applied, as soon as practicable, to reduce Matching Contributions.


        	                     ARTICLE XV
	                                TRUST

15.1	Trustee.  The Investment Committee will appoint the Trustee
or Trustees under the Plan. The Company may, without reference to or action by any Employee, Member or Beneficiary or any other Employer, enter into a Trust Agreement or Agreements with the Trustee or Trustees and from time to time enter into further agreements with the Trustee or Trustees amending the Trust Agree-ment or Agreements. The Investment Committee may at any time remove the Trustee or Trustees and appoint a successor Trustee or Trustees.

15.2	Acquisition Loans.  The Investment Committee may from time to time direct the Trustee to incur an Acquisition Loan (as hereinafter defined). An "Acquisition Loan" shall mean a loan to the Trust by a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in Section 4975(e)(7) of the Code, or any other loan which is treated as involving an extension of credit to the Trust by such a "party in interest" or "disqualified person". Each Acquisition Loan must satisfy the requirements set forth in Treasury Regulation Section 54.4975-
7(b).

	Except as provided herein or as otherwise required by applicable law, no security acquired with the proceeds of any Acquisition Loan by the ESOP may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the ESOP, whether or not the ESOP is then an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code. Any qualifying employer security, within the meaning of Code Section 4975(e)(8), which may be acquired with the proceeds of any Acquisition Loan by the ESOP, will be subject to a put option if it is not publicly traded or if it is subject to a trading limitation when distributed. The put option will be exercisable only by a Member, the Member's Beneficiary, or by a person to whom the security passes by reason of a Member's death. Under the put option the security may be put to the Member's Employer or to the Company. The put option shall remain in effect for 15 months following the date the security is distributed. If a security ceases to be publicly traded without restriction within 15 months after distribution, the Company will notify each security holder in writing within 10 days that the security will be subject to the put option exercisable for the remainder of the 15-month period and will explain the option terms in such notice. The period of the option shall be extended a day for each day the notice is given after the 10-day period expires.

	The put option shall be exercised by written notice to the Employer. The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law. The price at which the option is exercisable is the value of the security, as determined under Section 54.4975-11(d)(5) of the Treasury Department Regulations. Securities put under this Section 15.2 to the Employer or to the Company shall be paid for in cash upon receipt by the Employer or the Company of a properly endorsed stock certificate representing ownership in the securities. No restrictions as to payment shall apply, except by applicable state law. The rights and protections set forth in this Section 15.2 shall be non-terminable.

	The provisions of Treasury Department Regulation Section
54.4975-11(c) shall apply with respect to any assets obtained by the ESOP with the proceeds of any loan made to the ESOP.

15.3	Special Provisions If Exempt Loan Is Incurred.  Anything in
the Plan or the ESOP to the contrary notwithstanding, if an Acquisition Loan is incurred, the following special provisions shall apply:

	(a)	At the direction of the Investment Committee, any
dividends on allocated or unallocated shares of Common Stock of the Company acquired by the ESOP with the proceeds of an Acquisition Loan shall be applied to pay principal and interest on the loan (except to the extent the amount of such dividends exceeds the remaining principal balance and interest on the loan).

	(b)	The Company shall contribute to the Trust an amount
which, when added to the dividends described in (a) above, is sufficient to make all required payments of principal and interest on the loan. Such contributions shall be made at such time or times as shall enable the Trustee to make required payments of principal and interest on the loan on a timely basis.

	(c)	If dividends on shares of Common Stock of the Company
allocated to the account of a Member are applied to the payment of principal or interest on an Acquisition Loan, shares of Common
Stock of the Company with a value equal to the amount of such dividends shall be allocated to the Matching Contribution Account of such Member. All other shares of Common Stock of the Company released from encumbrance under an Acquisition Loan shall be treated as Matching Contributions pursuant to Section 5.1 in an amount equal to the value of such shares as of the date the allocation is made, and the Employer's obligation to make Matching Contributions pursuant to Section 5.1 shall be reduced by a corresponding amount.

	                     ARTICLE XVI
	                   ADMINISTRATION

16.1	Authority and Responsibility of the Board of Directors.   The
Board of Directors shall have 	the exclusive responsibility for:

	(a)	the appointment of a Finance Committee of the Board,
and its Chairman, which committee shall be responsible for such duties as shall be delegated to it in writing by the Board of Directors;

	(b)	the appointment of a Personnel and Compensation
Committee of the Board, and its Chairman, which Committee shall be responsible for such duties as shall be delegated to it in writing by the Board of Directors.

	In addition to the above, the Board of Directors shall have such powers, duties and responsibilities granted or imposed upon it elsewhere in the Plan.

16.2	Appointment of Corporate Benefits Committee.

	(a)	The Plan Administrator shall be a Corporate Benefits
Committee consisting of at least three (3) members who shall be appointed from time to time by the Personnel and Compensation
Committee of the Board of Directors to serve at its pleasure.
Members of the Corporate Benefits Committee may participate in the Plan provided they are otherwise eligible to do so.

	(b)	The members of the Corporate Benefits Committee may
appoint from their number such committees with such powers as they shall determine, may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment in their behalf, may employ such counsel, accountants, actuaries, and such clerical services as they may require in carrying out the provisions of the Plan and may appoint one or more designees (who need not be members of the Committee) to serve at the pleasure of the Committee and to exercise such of the powers of the Committee as the Committee may specify.

	(c)	The Corporate Benefits Committee shall hold meetings
upon such notice, at such time, and at such place as they may determine.

	(d)	The Corporate Benefits Committee shall establish its
own rules of procedure.

16.3	Powers and Duties of the Corporate Benefits Committee.
Subject to the limitations of the Plan, the Corporate Benefits Committee shall be generally responsible for the administration, interpretation and compliance requirements under applicable laws pertaining to the Plan. To this end it shall, by way of illustration and not limitation:

	(a)	be the named fiduciary for administration of the Plan;

	(b)	meet periodically with respect to the responsibilities
delegated to the Corporate Benefits Committee by the Board of Directors;

	(c)	be responsible for and adopt a program for the
administration of the Plan;

	(d)	establish and maintained all Plan documents;

	(e)	be responsible for reporting and disclosure as required
by the Act;

	(f)	delegate to the Human Resources Department (i) the
responsibility for assuring compliance with the reporting and disclosure requirements of the Act other than those involving financial reporting or disclosure, and (ii) such other duties as it shall determine from time to time;

	(g)	engage the Plan's administrative service providers and
such other counselors and advisors as it shall deem necessary or advisable;

	(h)	adopt a claims procedure for the Plan;

	(i)	delegate its authority to perform any act hereunder,
including those matters involving the exercise of discretion, to such members, subcommittees or agents as it shall require or deem advisable in discharging its responsibilities;

	(j)	determine its own rules of procedure;

	(k)	interpret all the terms of the Plan in its sole
discretion, and the determination of the Corporate Benefits Committee as to the interpretation of the Plan or any disputed question shall be conclusive and final to the extent permitted by applicable law;

	(l)	to decide all questions concerning the Plan and the
eligibility of any Employee to participate in the Plan;

	(m)	to compute the amount of benefits which shall be
payable to any Member, retired Member, contingent annuitant, or beneficiary in accordance with the provision of the Plan, and to determine the person or persons to whom such benefits shall be paid; and

	(n)	to authorize the payment of benefits.

	In addition to the above, the Corporate Benefits Committee shall have such powers, duties and responsibilities granted or imposed upon it elsewhere in the Plan.



16.4	Appointment of Investment Committee.

      (a)	The Investment Committee shall be an investment
committee consisting of at least three (3) members who shall be appointed from time to time by the Finance Committee of the Board.
 Members of the Investment Committee may participate in the Plan provided they are otherwise eligible to do so.

	(b)	The members of the Investment Committee may appoint
from their number such committees with such powers as they shall determine, may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment in their behalf, may employ such counsel, accountants, actuaries, and such clerical services as they may require in carrying out the provisions of the Plan, and may appoint one or more designees (who need not be members of the Committee) to serve at the pleasure of the Investment Committee and to exercise such of the powers of the Investment Committee as the Committee may specify.

	(c)	The Investment Committee shall hold meetings upon such
notice, at such time, and at such place as they may determine.

	(d)	The Investment Committee shall establish its own rules
of procedure.

16.5	Powers and Duties of Investment Committee.  The Investment
Committee shall generally be responsible for all assets of the Plan. To this end it shall, by way of illustration and not limitation:

	(a)	be the named fiduciary for all assets of the Plan;

	(b)	meet periodically with respect to the responsibilities
delegated to the Investment  Committee by the Board of Directors;

	(c)	be responsible for monitoring the investment
performance of Plan assets and ensuring compliance with applicable laws;

	(d)	appoint or remove any Trustee, investment manager, or
financial services provider, review all written reports of the trustees or investment managers and, where required, file objections to such reports;

	(e)	meet directly, or through its authorized
representatives, with the investment managers on a regular basis and review their investment performance;

	(f)	engage the Plan's auditors, financial consultants and
such other	counselors and advisors as it shall deem necessary or
advisable;

	(g)	communicate to each Trustee or investment manager all
requirements and objectives of the Plan which may be pertinent to the investment of Plan assets, establish investment standards and policies and communicate the same to the Trustee, investment managers or other funding agencies under the Plan;

	(h)	delegate to the Treasury Department (i) the
responsibility for assuring compliance with the financial reporting and disclosure requirements of ERISA, and (ii) such other duties as it shall determine from time to time;

	(i)	approve any fees expenses paid from the Trust Fund; and

	(j)	delegate its authority to perform any act hereunder,
including those matters involving the exercise of discretion, to such members, subcommittees or agents as it shall require or deem advisable in discharging its responsibilities.

	In addition to the above, the Investment Committee shall have such powers, duties and responsibilities granted or imposed upon it elsewhere in the Plan.

16.6	Name Fiduciaries. For purposes of the Act, the Corporate
Benefits Committee and its members and the Investment Committee
and its members are designated as 	named fiduciaries with respect
to the fiduciary matters for which they are 	responsible
hereunder.  The Corporate Benefits Committee, the Investment
Committee and the Company may designate persons, including persons other than "named fiduciaries" as defined in Act 402(a)(2), to carry out its rights, powers, duties and responsibilities. Any member of the Corporate Benefits Committee or the Investment Committee, any subcommittee or agent to whom the Corporate
Benefits Committee or the Investment Committee delegates any authority, and any other person or group of persons, may serve in more than one fiduciary capacity with respect to the Plan. An insurance company underwriting the Plan, or any administrative services provider administering the Plan, shall be the named fiduciary thereof with respect to the fiduciary matters for which it is responsible, as provided in the relevant contract, including the processing and reviewing of claims.

16.7	Uniform Administration.  Whenever, in the administration of
the Plan, any action by the Corporate Benefits Committee, the
Investment Committee or an Employer is 	required, such action
shall be uniform in nature as applied to all persons similarly situated.

16.8	Indemnification of Fiduciaries.  To the maximum extent
permitted by law, no member of the Corporate Benefits Committee or Investment Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member's behalf in his or her capacity as a member of said Committees nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the Corporate Benefits Committee, Investment Committee and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan, or to the management and control of the assets of the Plan, may be delegated or allocated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful misconduct. Each of the Employer will pay such proportion of any claim and/or expense as the Company directs. This indemnification is not intended to relieve any member of the Corporate Benefits Committee or the Investment Committee from any liability he or she may have under the Act for breach of a fiduciary duty or otherwise under part 4 of Title I of the Act.

16.9	Compensation and Bonding.  The members of the Corporate
Benefits Committee and the Investment Committee shall not receive any special compensation for service in their capacities as members of the Corporate Benefits Committee and the Investment Committee but shall be reimbursed for any reasonable expenses incurred in connection therewith. No bond or other security (except as otherwise required by federal law) need be required of the Corporate Benefits Committee or the Investment Committee or any member thereof in any jurisdiction.

16.10	Reliance on Advisors.  The Corporate Benefits Committee, the
Investment Committee and the Company shall be entitled to rely upon the advise, opinions, reports, statements and certificates of counsel, consultants, accountants and other experts retained by them.

16.11 Claims and Appeal Procedure. If any claim for benefits under the Plan is wholly or partially denied, the Corporate Benefits Committee shall give written notice by registered or certified mail of such denial to the claimant within 90 days after receipt of the written claim by the Corporate Benefits Committee.
 Notice must be written in a manner calculated to be understood by the claimant, setting forth the specific reasons for such denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure. The Corporate Benefits Committee shall also advise the claimant that he or his duly authorized representative may request a review by the Corporate Benefits Committee of the decision to deny the claim by filing with the Corporate Benefits Committee, within 65 days after such notice has been received by the claimant, a written request for such review. The claimant may review pertinent documents and submit issues and comments in writing within the same 65 day period. If such request is so filed, such review shall be made by the Committee within 60 days after receipt of such request, unless special circumstances (including, but not limited to, a need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered not later than 120 days after receipt of the request for review. The claimant shall be given written notice within such 60 day period of the decision resulting from such review, which shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision was based.

	                        ARTICLE XVII
	           APPROVAL BY THE INTERNAL REVENUE SERVICE


17.1	The Company intends to secure a determination that the Plan
is a qualified Plan under Section 401(a) and 401(k) of the Code, contributions to which are deductible by the Employers for Federal income tax purposes.

	All Matching Contributions and Tax Deferred Contributions made by the Employers are hereby expressly conditioned upon their deductibility under Section 404 of the Code and regulations issued thereunder, as amended from time to time, and if the deduction for any such Contributions is disallowed in whole or in part, then such Contributions (to the extent the deduction is disallowed) will be returned to the Employers upon direction of the Corporate Benefits Committee within one year after such disallowance.

17.2	Any modification or amendment of the Plan or the Trust
Agreement may be made retroactively if necessary or appropriate to cause the Plan to qualify or maintain its qualification as a Plan and Trust meeting the requirements of applicable sections of the Internal Revenue Code and/or other Federal and State laws, as now in effect or hereafter amended or enacted or a determination to that effect. Any such modification or amendment, however, will not adversely affect any right or obligation of any Member theretofore accrued.

	                     ARTICLE XVIII
	                  GENERAL PROVISIONS

18.1	Member Statements.  As soon as practicable following the end of each calendar year the Corporate Benefits Committee will furnish to each Member a statement setting forth the balance credited to each of his Accounts in each Investment Fund as of the end of such calendar year.

18.2	Communications to the Corporate Benefits Committee.  All
elections, notices, designations and other communications to the Corporate Benefits Committee will be on the forms from time to time prescribed by the Corporate Benefits Committee, mailed or delivered to the Corporate Benefits Committee in care of the Member's Employer, and deemed to have been duly given upon receipt.

18.3	No Employment Rights.  The establishment of this Plan will
not be construed as conferring any legal rights upon any Employee or any other person for a continuation of employment, nor will it interfere with the rights of any Employer to discharge any Employee and/or to treat him without regard to the effect which such treatment might have upon him as a Member.

Members Assume Investment Risk. All benefits payable under the Plan will be paid or provided for solely from the Trust Fund and neither the Company nor any other Employer assumes any liability therefor. Each Member assumes all risk connected with any decrease in the market value of any assets held by the Trustee under the Plan. Neither the Trustee, the Corporate Benefits Committee, the Investment Committee nor any Employer in any way guarantees the Trust Fund against loss or depreciation, or the payment of any amount which may be or become due to any person from the Trust Fund.



18.5	Facility of Payment Provision.  If any person to whom a
payment is due hereunder is a minor or is determined by the Corporate Benefits Committee to be incompetent by reason of physical or mental disability, the Corporate Benefits Committee may cause the payments becoming due to such person to be made to another for the benefit of the minor or incompetent, without responsibility of any Employer, the Corporate Benefits Committee, or the Trustee to see to the application of such payment. Payments made pursuant to such power will operate as a complete discharge of all Employers, the Board, the Trustee and the Trust Fund.

18.6	Nonassignability of Benefits.  No right or interest of any
Member in the Plan is alienable, assignable or transferable, or, to the extent permitted by law, subject to any lien, in whole or in part, either directly or by operation of law, or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no right or interest of any Member in the Plan will be liable for, or be subject to, any obligation or liability of such Member. This Section 18.6 shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member pursuant to a domestic relations order, but shall not apply if the order is determined to be a qualified domestic relations order within the meaning of Section 414(p) of the Code. Notwith-standing any other provision of the Plan, benefits payable under the Plan shall be paid under the terms of any such qualified domestic relations order.

18.7	Prevention of Escheat.  In the event any distribution mailed to a Member or the Beneficiary at the last known address remains unclaimed by the Member or his Beneficiary as the case may be, for a period of 24 months and payment cannot be made alternatively to the estate of either and no surviving spouse, child, parent, brother or sister, or grandchild of the Member or Beneficiary are known to the Employer or the Trustee, or if known, cannot with reasonable diligence be located, the amount payable may be canceled on the records of the Plan and used to reduce Matching Contributions, except that if the Member or Beneficiary later notifies the Corporate Benefits Committee of his whereabouts and requests the amount due him under the Plan, the amount will be paid in accordance with Article X.

18.8	Designation of Beneficiary.

	   (a)	Any Member may at any time and from time to time
designate the Beneficiary to whom the amounts in his Accounts will be delivered in the event of the Member's death. Any such designation will take precedence over any testamentary or other disposition. Such designation or any change or cancellation of such designation under this Plan will become effective only upon the receipt thereof as provided in Section 18.2, and will then relate back to the date of its execution; provided, however, that neither the Trustee, the Corporate Benefits Committee, nor the Employer will be liable by reason of any payment made before receipt of such designation, change, or cancellation to the Member's estate or to any Beneficiary previously designated.

	(b)	Notwithstanding any other provision of the Plan to the
contrary, a married Member who designates a Beneficiary other than his spouse must obtain the written consent of such spouse, which consent acknowledges the effect of such designation and is witnessed by a notary public or Plan representative.

	(c)	If no Beneficiary designation is effective pursuant to
this Section 18.8, or if the Corporate Benefits Committee or the Trustee are in doubt as to the right of any claimant, or if the designated Beneficiary predeceases the Member, the amount in question may, in the discretion of the Corporate Benefits
Committee, be paid directly to the estate of the Member, in which event the Trustee, the Employer, and the Corporate Benefits
Committee will have no further responsibility or liability with respect thereto.

	(d)	Upon receipt by the  of evidence satisfactory to it of
the death of a Member and of the existence and identity of the Beneficiary designated by the Member, the Trustee shall pay to such Beneficiary an amount equal to the balance of the Member's
Accounts in accordance with the provisions of Article X.

18.9	Voting Rights.  Before each annual or special meeting of
stockholders of the Company, the Company will cause the Trustee to send to each Member a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote the shares of Stock allocated to the Member's Accounts. Upon receipt of such instructions in conformance with the proxy solicitation material, the Trustee will vote the shares of Stock as instructed. Instructions received from individual Members by the Trustee will be held in strictest confidence and will not be divulged or released to any person, including officers or employees of any Employer. The Trustee will vote the shares of Stock for which no instructions have been received in the same proportion as the shares for which instructions have been received.

18.10	 Tender or Exchange Offer.  Notwithstanding any other
provision of this Plan or of the Trust Agreement, the Investment Committee shall be the sole named fiduciary with respect to the control and management of assets held in the Company Stock Fund and the Trustee shall have no authority or responsibility with respect to such control or management. If a tender or exchange offer is made for Stock, the Investment Committee shall determine whether, under the circumstances the terms of the offer are such that the provisions of the Plan and Trust Agreement requiring retention of Stock in the Company Stock Fund (other than to effect distributions or inter-account transfers under the Plan) can no longer be validly applied without violation of Section 404(a) of the Act. In making such determination the Investment Committee shall take into account the purpose of the Plan to invest Employer contributions and designated Member Elected Contributions in Stock. If the Investment Committee determines that such provisions can no longer be validly applied, such Committee may, in its sole discretion, direct a disposition of Stock pursuant to such offer.

18.11	 Fractional Interests in Stock.  Notwithstanding any other
provision of this Plan, no distribution of a fractional interest in Stock held by the Trustee will be made to any Member or his Beneficiary. All fractional interests in Stock otherwise distributable from Members' Accounts will be the amount in such fund on the Valuation Date coincident with or next succeeding the date the distribution is to be made and a sum equal thereto will be distributed in cash. Any distribution in cash based on an interest in a fractional share will be considered for all purposes hereof as a distribution of the fractional interest in the share.

18.12	 Payment or Distribution to a Member.  Any payment or
distribution to a Member, or in case of his death to his Beneficiary, at the last known post office address of the distributee on file with the Corporate Benefits Committee, will constitute a complete acquittance and discharge to each member of the Corporate Benefits Committee, every Director, Officer, and employee of each Employer having an interest in the Trust Fund.

18.13	 Service of Process.  The Corporate Benefits Committee is
designated as the agent of each Employer and of the Plan for service of process to commence any legal proceeding against an Employer or against the Plan, pertaining to this Plan or the determination of any rights hereunder.

18.14	 Governing Law.  The validity of the Plan or any of its
provisions will be determined under, and it shall be construed and administered according to, the laws of the State of New York, except as may be required by any provision of the Act.

18.15	 Direct Rollover of Eligible Rollover Distributions. This
Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Corporate Benefits Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
 For purposes of this Section, the following definitions apply.

	(a)		Eligible rollover distribution:  An eligible
rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(b) 	    Eligible retirement plan: An eligible retirement plan is
an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a)
of the Code, or a qualified trust described in  Section 401(a) of
the Code, that	accepts the distributee's eligible rollover
distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

	(c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

	(d) Direct rollover: A direct rollover is payment by the Plan to the eligible retirement plan specified by the distributee.

18.16	 Verti-Line Product Line of Aurora Pump.  Active Employees of
the Verti-Line product line of Aurora Pump on March 17, 1986 shall be 100% vested in the Matching Contributions as of March 17, 1986 and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

18.17	 Tapco International, Inc.  Active Employees of Tapco Inter-
national, Inc. on March 31, 1986 shall be 100% vested in the Matching Contributions as of March 31, 1986 and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

18.18	 Warren Communications, Littleton, Massachusetts. Active
Employees of Warren Communications, Littleton, Massachusetts on August 15, 1986 shall be 100% vested in the Matching Contributions as of August 15, 1986 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plans.

18.19	 GS Electric Motors, Inc.  Active Employees of GS Electric
Motors, Inc. involuntarily terminated as a result of the closing of the Racine facility on August 15, 1986 shall be 100% vested in the Matching Contributions as of August 15, 1986 and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

18.20	 Kieley & Mueller. Active Employees of Kieley & Mueller
involuntarily terminated as a result of the closing of the Kieley & Mueller plant shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

18.21	 Cardion Electronics, Inc. Active Employees of Cardion
Electronics, Inc. on September 12, 1986 shall be 100% vested in the Matching Contributions as of September 12, 1986 and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan or to elect a trust to trust transfer of their account balances to the "qualified" defined contribution plan of ISC Defense and Space Group.

18.22	 Drytek, Inc. For employees of Drytek, Inc., as of January 1,
1987, former service with Drytek, Inc. shall be recognized as Continuous Employment for meeting the one-year service requirement for Matching Contributions.

18.23	 Nelson Electric, Homer, Louisiana.  Active Employees of
Nelson Electric, Homer, Louisiana involuntarily terminated as a result of either the sale of the Marine Hardware Division on June 23, 1986 or the closing of the facility on April 10, 1987 shall be 100% vested in the Matching Contributions as of June 23, 1986 or April 10, 1987, respectively, and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

18.24	 Cincinnati Time, Inc. Active Employees of Cincinnati Time,
Inc. on May 2, 1987 shall be 100% vested in the Matching
Contributions as of May 2, 1987 and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

18.25	 Nester Instruments Company. Active Employees of Nester
Instruments Company involuntarily terminated as a result of the closing of the Nester Instruments Company on May 29, 1987 shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

18.26	 Hydreco. Active Employees of Hydreco on September 11, 1987
shall be 100% vested in the Matching Contributions as of September 11, 1987 and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

18.27	 Quali-Cast Corporation.  Active Employees of Quali-Cast
Corporation on September 19, 1987 shall be 100% vested in the Matching Contributions as of September 19, 1987 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.28	 Anchor Electric.  Active Employees of Anchor Electric on
November 6, 1987 shall be 100% vested in the Matching
Contributions as of November 6, 1987 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.29	 BIF.  Active Employees of BIF involuntarily terminated after
December 1, 1987 as a result of the closing of the BIF facility at West Warwick, R.I. shall be 100% vested in the Matching
Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

18.30	 Marsh Instrument Company.  Active Employees of Marsh
Instrument Company on March 17, 1988 shall be 100% vested in the Matching Contributions as of March 17, 1988 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.31	 Nelson Electric, Marine Division.  Active Employees of
Nelson Electric, Marine Division on March 29, 1988 shall be 100% vested in the Matching Contributions as of March 29, 1988 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.32	 Ultraglas.  Active Employees of Ultraglas on January 22,
1988 shall be 100% vested in the Matching Contributions as of January 22, 1988 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.33	 Ultratech Photomask.  Active Employees of Ultratech
Photomask on April 1, 1988 shall be 100% vested in the Matching Contributions as of April 1, 1988 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.34	 Ceilcote Company, Inc.  Active Employees of Ceilcote
Company, Inc. on April 29, 1988 shall be 100% vested in the Matching Contributions as of April 29, 1988 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan or to elect a trust to trust transfer of their account balances to the Master Builders Savings Investment Plan.

18.35	 Karkar Electronics.  Active Employees of Karkar Electronics
involuntarily terminated after June 10, 1988 as a result of the consolidation of Karkar Electronics into Tau-tron and Telecommunications Technology or terminated after October 1, 1988 shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.36	 Accutel. Active Employees of Accutel involuntarily
terminated after September 13, 1988 as a result of the announcement of the closing of Accutel shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.37	 Northeast Electronics Division.  Active Employees of the
Concord, New Hampshire plant of Northeast Electronics Division terminated on and after October 28, 1988 as a result of the closing of the Concord, New Hampshire plant of Northeast Electronics Division shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.38	 Camarillo Plan (Formerly BIF Accutel).  Active Employees of
the Camarillo plant involuntarily terminated after November 18, 1988 as a result of the closing of the Camarillo plant shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.39	 Merrick Corporation. Active Employees of the Merrick
Corporation involuntarily terminated after December 9, 1988 as a result of the closing of the Merrick office shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.40	 Henschel.  Active Employees of Henschel on May 12, 1989
shall be 100% vested in the Matching Contributions as of May 12, 1989 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.41	 Rucker & Kolls.  Active Employees of Rucker & Kolls on
October 26, 1989 shall be 100% vested in the Matching
Contributions as of October 26, 1989 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.42	 Axel Electronics, Inc.  Active Employees of Axel
Electronics, Inc. on December 28, 1989 shall be 100% vested in the Matching Contributions as of December 28, 1989 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.43	 Leeds & Northrup. Active Employees of Leeds & Northrup
involuntarily terminated after February 28, 1990 as a result of the closing of the Irondale, Alabama facility shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits as such times as they become entitled to them under the normal terms of such Plan.

18.44	 Aerotron. Active Employees of Aerotron on March 14, 1990
shall be 100% vested in the Matching Contributions as of March 14, 1990 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.45	 Ultratech Stepper.  Active Employees of Ultratech Stepper
whose employment was terminated between May 1, 1990 and July 9, 1990 in connection with the proposed consolidation of the GCA and Ultratech organizations into the GCA/Ultratech unit or involuntarily terminated on and after July 9, 1990 in connection with the proposed sale of Ultratech Stepper to New Enterprise Associates, shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.46	 Hevi-Duty, Puerto Rico.  Active Employees of Hevi-Duty,
Puerto Rico on May 17, 1990 shall be 100% vested in the Matching Contributions as of May 17, 1990 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.47	 Leeds & Northrup.  Active Employees of Leeds & Northrup
involuntarily terminated after May 31, 1990 as a result of the closing of the Salt Lake City plant shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.48	 GCA/Tropel.  Active Employees of GCA/Tropel terminated on
and after May 31, 1990 in connection with the transfer of its government business operation to Optimal Technology Incorporated of Rochester, New York shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.49	 Kayex. Active Employees of Kayex involuntarily terminated
after October 19, 1990 as a result of the closing the Spitfire facility shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.50	 Semiconductor Systems.  Active Employees of Semiconductor
Systems on December 3, 1990 shall be 100% vested in the Matching
Contributions as of December 3, 1990 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.51 General Railway Signal Company. Active Employees of General Railway Signal Company on March 11, 1991 shall be 100% vested in the Matching Contributions and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.52	 New York Air Brake Company.  Active Employees of New York
Air Brake Company involuntarily terminated on and after December 10, 1990 in connection with the sale of New York Air Brake Company and active employees of New York Air Brake Company on the date of sale, January 2, 1991, shall be 100% vested in the Matching Contributions as of either the date each such employee ceases to be employed or the date of sale, as applicable, and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.53	GS Thinfilm.  Active Employees of GS Thinfilm involuntarily
terminated on and after October 26, 1990 in connection with the sale of GS Thinfilm and active employees of GS Thinfilm on the date of sale shall be 100% vested in the Matching Contributions as of either the date each such employee ceases to be employed or the date of sale, as applicable, and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.54	 Merrick Industries, Inc.  Active Employees of Merrick
Industries, Inc. on September 27, 1991 shall be 100% vested in the Matching Contributions as of September 27, 1991 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.55	 Alarm and Control Product Line of Telecommunications
Technology. Active Employees of the Alarm and Control Product Line of Telecommunications Technology on January 8, 1992 shall be 100% vested in the Matching Contributions as of January 8, 1992 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.56 Telecommunications Technology. Employees of telecommunications Technology who are actively at work on January 27, 1992 and who are involuntarily terminated on and after January 27, 1992 in connection with either the sale of Telecommunications Technology or the closing of the Telecommunications Technology facility shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.57	 Center for Precision Machining of GCA.  Active Employees of
the Center for Precision Machining of GCA involuntarily terminated on and after March 31, 1992 in connection with the sale of the Center for Precision Machining of GCA and active employees of the Center for Precision Machining of GCA on the date of sale shall be 100% vested in the Matching Contributions as of either the date each such employee ceases to be employed or the date of sale, as applicable, and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.58	 Proportioneer Division of Lightnin. Active employees of the
Proportioneer Division of Lightnin involuntarily terminated on and after April 13, 1992 in connection with the sale of the Proportioneer Division of Lightnin and active employees of the Proportioneer Division of Lightnin on the date of sale shall be 100% vested in the Matching Contributions as of either the date each such employee ceases to be employed or the date of sale, as applicable, and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.59	 Switching Products Division of Hevi-Duty/Nelson.  Active
employees of the Switching Products Division of Hevi-Duty/Nelson involuntarily terminated on and after April 13, 1992 in connection with the sale of the Switching Products Division of Hevi-Duty/Nelson and active employees of the Switching Products Division of Hevi-Duty/Nelson on the date of sale shall be 100% vested in the Matching Contributions as of either the date each such employee ceases to be employed or the date of sale, as applicable, and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.60	 Dynapower/Stratopower. Active employees of Dynapower/
Stratopower involuntarily terminated on and after April 21, 1992 in connection with the relocation of Dynapower/ Stratopower to Charleston, South Carolina shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed, and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.61	 Ultratech Stepper Division.  Active Employees of the
Ultratech Stepper Division on March 5, 1993 shall be 100% vested in the Matching Contributions as of March 5, 1993 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.62	 GCA Division and Tropel Division of General Signal
Technology Corporation. Active Employees of the GCA Division and the Tropel Division involuntarily terminated on and after March 26, 1993 as a result of the suspension of the Andover, Massachusetts production operations shall be 100% vested in the Matching Contributions as of the date
	each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.63	 Electroglas Division. Active Employees of the Electroglas
Division on June 30, 1993 shall be 100% vested in the Matching Contributions as of June 30, 1993 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.64	Drytek, Incorporated. Active Employees of Drytek,
Incorporated on June 30, 1993 shall be 100% vested in the Matching Contributions as of June 30, 1993 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.65	 DeZurik, La Grange, Georgia. Active Employees of DeZurik
involuntarily terminated as a result of the closing of the DeZurik, La Grange, Georgia facility shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.66	 Dielectric Communications.  Active employees of Dielectric
Communications involuntarily terminated after December 1, 1993 as a result of the closing of the Dielectric Communications facility at Voorhees, New Jersey shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.67	 Lindberg / Revco.  Active employees of the Blue M facility
of Lindberg/Revco at Blue Island, Illinois involuntarily terminated as a result of the closing of the facility shall be 100% vested in the Matching Contributions as of the date each employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.68	 Sola / Hevi-Duty.  Active employees of the Sola/Hevi-Duty
Lakeland, Florida plant involuntarily terminated in connection with closing of the plant on or after August 20, 1993, shall be 100% vested in the Matching Contributions as of the date of termination and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.69	 GCA Tropel.  Active employees of GCA Tropel involuntarily
terminated in connection with the sale of GCA Tropel on April 22, 1994 shall be 100% vested in the Matching Contributions as of the date of sale and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.70	 UNIVAL Product Line of DeZurik. Active employees of UNIVAL
Product Line of DeZurik involuntarily terminated as a result of the transfer of the Tampa, Florida plant to the McMinnville, Tennessee plant after June 30, 1994 shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.71	 Assembly Technologies. Active employees of Assembly
Technologies on July 13, 1994 shall be 100% vested in the Matching Contributions as of July 13, 1994 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.72	 Leeds & Northrup Company.  Active employees of Max Systems, a product line of Leeds & Northrup Company, involuntarily terminated in connection with the sale of Max Systems shall be 100% vested in the Matching Contributions and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.73 Telenex Corporation. Active exempt and non-exempt employees of Telenex Corporation involuntarily terminated in connection with the closing of the Springfield, Virginia plant shall be 100% vested in the Matching Contributions and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.74	 Leeds & Northrup Company. Active employees of Leeds &
Northrup Company involuntarily terminated in connection with the sale of Leeds & Northrup Company shall be 100% vested in the Matching Contributions and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.75	 Telenex Corporation.  Active employees of Telenex
Corporation involuntarily terminated in connection with the closing of the AR Test Systems facility located at 7401 Boston Boulevard, Springfield, VA shall be 100% vested in the Matching Contributions and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.76	 Revco/Lindberg. Active employees of Revco/Lindberg
involuntarily terminated in connection with the relocation of the Laboratory Furnaces Line from Watertown, WI to Asheville, NC shall be 100% vested in the Matching Contributions and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.77	 Elk Grove Facility of Sola Electric.	Active employees of
Sola Electric involuntarily terminated after September 21, 1995 as a result of the closing of the Elk Grove facility shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.78	 Dynapower/Stratopower. Active employees of
Dynapower/Stratopower involuntarily terminate on and after October 23, 1995 in connection with the sale of Dynapower/Stratopower shall be 100% vested in the Matching Contributions as the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

18.79	 Kinney Vacuum Company. Active employees of the Kinney Vacuum
Company on February 11, 1996 shall be 100% vested in the Matching
Contributions as of February 11, 1996 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

                                    ARTICLE XIX
         	        AMENDMENT, TERMINATION AND MERGER

19.1	The Company, by action of the Board of Directors, at any time or from time to time may amend or modify the Plan to any extent that it may deem advisable. The Human Resources Officer may adopt amendments to the Plan which it deems necessary or appropriate to comply with applicable laws or government regulations or which do not materially increase the annual cost of the Plan to the Employers. No such amendment shall:

	(1)	increase the duties and responsibilities of the Trustee
without its consent;

	(2) have the effect of revesting in any Employer the whole or any part of the principal or income of the Trust fund or of diverting any part of such principal or income to purposes other than for the exclusive benefit of the Members and their Bene-ficiaries; or

	(3) cause any reduction to any Member's Accounts.

19.2	The Company, by action of the Board of Directors, at any time may discontinue all Contributions under the Plan or terminate the Plan in its entirety. Each Employer may, by action of its Board of Directors, take similar action as to Members who are its employees. Upon complete discontinuance of contributions under the Plan or termination of the Plan as to any Members hereunder, the Accounts of such Members will become fully vested, and will not thereafter be subject to forfeiture.

19.3	No merger or consolidation with, or transfer of assets or
liabilities to, any other plan shall occur unless each Member of the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

                             	ARTICLE XX
          	      TRANSFERS OF ACCOUNTS FROM OTHER PLANS


20.1	Purpose of this Article.  The purpose of this Article is to
specify the provisions governing Account balances that represent assets transferred to this Plan (the "Transferred Assets") from other defined contribution plans that are qualified under Section 401(a) of the Code and whose assets were exempt from tax under
Section 501(a) of the Code (an "Other Plan"). For purposes of this Article, a distribution to an individual from an Other Plan which is transferred to this Plan by such individual in a transfer intended to qualify for tax-free rollover treatment pursuant to
Section 402(a)(5) or 408(d)(3) of the Code shall be considered a transfer of assets from such Other Plan.

20.2	Approval of Transfers. The Corporate Benefits Committee, in
its discretion, may approve from time to time the transfer of assets from an Other Plan, provided that the transfer satisfies the requirements of Section 19.3 of this Plan and does not adversely affect the tax qualified status of this Plan. If the Other Plan is not maintained by a member of the Controlled Group, the Corporate Benefits Committee must receive an affidavit from the trustee and plan administrator of the Other Plan to the effect that such Other Plan is qualified, its assets are exempt from federal income tax and the transfer will not adversely affect such status or, in the alternative, that the assets to be transferred constitute an "eligible rollover distribution" as defined in
Section 402(c)(5)(E) of the Code; provided, however, that if the transfer to this Plan is intended to qualify as a tax-free rollover from an individual retirement account or annuity under
Section 408(d)(3) of the Code, the Corporate Benefits Committee may instead require the individual requesting the transfer to supply such affidavits or other evidence as the Corporate Benefits Committee may deem appropriate to establish that the transfer will satisfy the requirements for such a tax-free rollover. The Corporate Benefits Committee, in its discretion, may require approval of the transaction by the Internal Revenue Service prior to accepting any such transfer.

20.3	Membership in the Plan.  No assets may be transferred to this
Plan from an Other Plan unless each individual who has an interest in the Transferred Assets is or was an employee of the Controlled
Group.  Each individual who has an interest in the Transferred
Assets shall become a Member of this Plan with the following rights:

	(a)	If the individual satisfies the requirements for
membership specified in Article III, he will have all the rights of a Member;

	(b)	If the individual has not satisfied the requirements
for membership specified in Article III, he will have the right of a Member only as to the Accounts maintained on his behalf to account for the Transferred Assets (i.e., rights pertaining to investment, withdrawal and distribution of such Accounts).

20.4	Allocation of Transferred Assets.  Each Member's interest in the Transferred Assets and any earnings thereon will be separately accounted for and allocated to the Member's Accounts as follows:

	(a)	To the Member's Tax Deferred Contribution Account - All
Transferred Assets representing (1) contributions that were made to an Other Plan maintained by a member of the Controlled Group and that were not includible in the Member's gross income under the Code in the year for which they were contributed or thereafter and (2) earnings on such contributions will be allocated to the Member's Tax Deferred Contribution Account; and

	(b)	To the Member's Taxed Contribution Account - The
balance of the Member's interest in the Transferred Assets and all Transferred Assets from an Other Plan not maintained by a member of the Controlled Group will be allocated to his Taxed Con-tribution Account.

	Transferred Assets allocated to an Account will be governed by all of the rules applicable to that Account. The allocation of Transferred Assets to the Member's Accounts will not be considered a Tax Deferred contribution for purposes of Section 4.6(b)(1) (regarding compliance with the deferral percentage limitations imposed by Section 401(k)(3)) nor an Account Addition for purposes of Section 6.3 (regarding the limitations imposed by Section 415 of the Code). Unless otherwise determined by the Corporate Benefits Committee, a distribution from a Member's Accounts will be deemed to be made first from Transferred Assets allocated to the Account.

20.5	Special Rule for Distributions at Termination of Employment
Under Section 10.2. If a Member's Tax Deferred Contribution Account contains any Transferred Assets and he is entitled to a distribution from the Plan pursuant to Section 10.2, then, instead of the distribution elections specified in Section 10.2, a terminating Member may elect to receive the portion of his Accounts representing the Transferred Assets, determined as of the Valuation Date which coincides with or immediately follows the date of his termination of employment, and the payment of the balance of his Accounts at a later date in accordance with Section 10.2(c).

20.6	Provisions of Other Plan Superseded.  The provisions of this
Plan will supersede the provisions of any Other Plan with respect to the Transferred Assets, except as may otherwise be required by
Section 411 (2) (6) of the Code In particular, all beneficiary designations and other elections made under the Other Plan will be canceled effective as of the date such Other Plan assets are transferred to this Plan and made a part of the Trust Fund. Upon the Member's death, the amount in his Accounts representing Transferred Assets will be paid to the Beneficiary designated under this Plan in accordance with Sections 10.1, 10.4(a)(i) and 18.8.

	                              ARTICLE XXI
	                         TOP-HEAVY PROVISIONS

21.1	 Top-Heavy Determination.  Notwithstanding any other
provision of this Plan to the contrary, this Article XXI shall apply for any Plan Year if the Plan is a "Top-Heavy Plan" as defined herein. The Plan shall be a "Top-Heavy Plan" if, as of the Determination Date, the present value of the cumulative accrued benefits of Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the Plan of all Employees (but excluding the value of the accrued benefits of the Non-Key Employees who were formerly Key Employees). In determining whether this Plan is a Top-Heavy Plan, the Company and all members of the Controlled Group shall be treated as a single employer. In addition, all plans that are part of the Aggregation Group shall be treated as a single plan.

	For purposes of the foregoing, the present value of an Employee's accrued benefit shall be equal to the sum of the amounts determined under the following paragraphs:

	(a)	The sum of (i) the present value of an Employee's
accrued benefits in each defined benefit plan which is included in the Aggregation Group determined as of the most recent Valuation Date within the twelve (12) month period ending on the Deter-mination Date and as if the Employee had terminated service as of such Valuation Date and (ii) the aggregate distributions made with respect to such Employee during the five-year period ending on the Determination Date from all defined benefit plans included in the Aggregation Group and not reflected in the present value of his accrued benefits as of the most recent Valuation Date; and

	(b)	The sum of (i) the aggregate balance of his accounts in
all defined contribution plans which are part of the Aggregation
Group as of the most recent Valuation Date within the twelve (12) month period ending on the Determination Date, (ii) any contributions allocated to such accounts after the Valuation Date and on or before the Determination Date and (iii) the aggregate distributions made with respect to such Employee during the five-year period ending on the Determination Date from all defined contribution plans which are part of the Aggregation Group and not reflected in the value of his accounts as of the most recent
Valuation Date.

		Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top - heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Controlled Group, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

		Plan-to-plan transfers and rollovers shall be taken into account to the extent provided in the applicable Treasury Regulations. In addition, for purposes of paragraphs (a)(ii) and
(b)(iii) above, distributions under a terminated plan which, if such plan had not terminated, would have been required to be included in an Aggregation Group, shall also be taken into account.

21.2	Top-Heavy Definitions.  The following terms shall have the
following meanings:

	(a)	"Aggregation Group" means

		(i)	Each stock bonus, pension, or profit sharing plan
of the Company in which a Key Employee participates and which is intended to qualify under Section 401(a) of the Code; and

		(ii)	Each other such stock bonus, pension or profit
sharing plan of the Company which enables any plan in which a Key
Employee participates to meet the requirements of Section
401(a)(4) or 410 of the Code; and

		(iii)	Each other such stock bonus, pension or profit
sharing plan of the Company which the Company designates as part of the Aggregation Group provided that the resulting group meets the requirements of Section 401(a) and 410 of the Code.

	(b)	"Determination Date" means the last day of the
preceding Plan Year, except that for the first plan year of any plan, the Determination Date shall be the last day of such plan year.

	(c)	"Key Employee" means any Employee, former Employee, or
the beneficiary under the Plan of a former Employee who, in the Plan Year containing the Determination Date, or any of the four preceding Plan Years, is:

		(i)	An officer of the Company having an annual
compensation greater than 150% of the maximum dollar limitation under Section 415(c)(1)(A) of the Code. Not more than fifty (50) Employees or, if lesser, the greater of three (3) Employees or ten percent (10%) of the Employees shall be considered as officers for purposes of this paragraph.

		(ii)	One of the ten (10) Employees owning (or
considered as owning within the meaning of Section 318 of the
Code) the largest interest in the Company and having an annual compensation greater than the maximum dollar limitation under
Section 415(c)(1)(A) of the Code.

		(iii)	A five-percent (5%) owner of the Company.

		(iv)	A one-percent (1%) owner of the Company having an
annual compensation of more than $150,000.

		An Employee's ownership interest in the Company shall be determined in accordance with Section 416(i) of the Code.

	(d)	"Non-Key Employees" means any Employee, former
Employee, or the beneficiary under the Plan of a former Employee who is not a Key Employee.

	(e)	"Compensation" means compensation as defined in Section
415 of the Code.

21.3	Minimum Top-Heavy Contribution.  If this Article XXI applies to the Plan for any Plan Year, the Company contribution to the Plan (excluding Tax Deferred Contributions and any Matching Contributions required to meet the provisions of Section 5.5.) and all other defined contribution plans included in the Aggregation Group for such Plan Year on behalf of each Non-Key Employee who is a Member of this Plan, whether or not such Non-Key Employee elects to make Tax Deferred Contributions to the Plan for such Plan Year, shall not in the aggregate be less than the lesser of (i) three percent (3%) of such Non-Key Employee's compensation, or (ii) the percentage of compensation contributed, or required to be contri-buted (including any Tax Deferred Contributions), by the Company in the aggregate to the Plan and all other defined contribution plans in the Aggregation Group for such Plan Year on behalf of the Key Employee for whom such percentage is the highest (disregarding for this purpose compensation of such Key Employee for such Plan Year in excess of the dollar limit in effect under Section 401(a)
(17) of the Code for such year), multiplied by such Non-Key Employee's compensation. If the amount contributed in the aggregate on behalf of any Non-Key Employee under the Plan and all other defined contribution plans in the Aggregation Group would otherwise be less than the minimum contribution required by this
Section 21.3, an additional contribution shall be made to such plan or plans as the Company shall designate so that the minimum contribution requirement set forth in this Section 21.3 is satisfied. This Section 21.3 shall not apply to any Non-Key Employee who is a participant in any defined benefit plan included in the Aggregation Group under which such Non-Key Employee receives the minimum benefit required by Section 416 of the Code and applicable Treasury Regulations.

21.4	Top-Heavy Vesting Requirements.

	(a)	If this Article XXI applies to the Plan for any Plan
Year, then notwithstanding the provisions of Section 8.1, a Member's nonforfeitable interest in his Accounts attributable to Company contributions shall not be less than the appropriate percentage set forth below:


    Full Years
				of Continuous		Nonforfeitable
				Employment 		  Percentage

				Less than 2		      0%
				     2	       	  	20
				     3		    	    	40
				     4		    	     60
				     5           	80
				 6 or more			    100

	(b)	A Member's nonforfeitable interest in his Accounts
shall not be less than the greater of (i) his nonforfeitable interest determined pursuant to Section 8.1 or (ii) his nonforfeitable interest determined pursuant to this Section 21.4 as of the last day of the last Plan Year in which this Article XXI applies to the Plan.

	(c)	If this Article XXI ceases to apply to the Plan, each
Member having five or more full years of Continuous Employment
(determined as of the first day of the Plan Year in which the Article XXI ceases to apply to the Plan) shall have his nonforfeitable interest determined in accordance with the schedule contained in this Section 21.4 if such schedule results in a higher nonforfeitable interest than that determined under Section
8.1.

21.5	Top-Heavy Section 415 Limitation.  If this Article XXI
applies to the Plan for any Plan Year commencing prior to January 1, 2000, then the defined benefit plan fraction and defined contribution plan fraction applied under Section 6.3(d) shall be applied by substituting "1.0" for "1.25" in each place such number appears in Section 415(e) of the Code, unless the following requirements are met:

	(1)	The defined benefit plan or plans of the Company in
which each Non-Key Employee participates provides a benefit on his behalf not less than the minimum benefit required under Section
416(b) of the Code and Treasury Regulations thereunder.

	(2)	This Article XXI would not apply if "ninety percent
(90%)" were substituted for "sixty percent (60%)" in each place such term appears in Section 21.1.

	This Section 21.5 shall not apply to any Member as long as there are (i) no Company contributions, forfeitures or voluntary contributions allocated to such Member under any defined contribution plan of the Company and (ii) no accruals for such Member under any defined benefit plan of the Company.